U.S. SECURITIES AND EXCHANGE COMMISSION
                                 Washington, D.C. 20549

                                       FORM SB-2

                  REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                       ANDAIN, INC.
                             (Name of Company in Its Charter)

     Nevada                           7380                     90.0142757
(State or other             (Primary Standard Industrial     (I.R.S. Employer
Jurisdiction of             Classification Code Number)    Identification No.)
Incorporation or
Organization)

           5190 Neil Road, Suite 430, Reno, Nevada 89502; (775) 333-5997
          (Address and Telephone Number of Company's  Principal Executive
                      Offices and Principal Place of Business)

                              Sam Shlomo Elimelech, President
                                       Andain, Inc.
                                 5190 Neil Road, Suite 430
                                     Reno, Nevada 89502
                                       (775) 333-5997
              (Name, Address, and Telephone Number of Agent for Service)

                                     With a copy to:
                  Brian F. Faulkner, A Professional Law Corporation
                           27127 Calle Arroyo, Suite 1923
                        San Juan Capistrano, California 92675
                                  (949) 240-1361

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ________

If this Form is a post-effective amendment filed pursuant to Rule
462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. _________

                                     CALCULATION OF REGISTRATION FEE

Title of each     Amount to be    Proposed         Proposed       Amount of
  Class of        Registered      Maximum         Maximum      Registration
Securities to                    Offering Price    Aggregate        Fee
Be Registered                      Per Share       Offering
                                                   Price

Common stock      1,230,000 (1)     $1.00          $1,230,000       $  131.61

Common stock      8,500,000 (2)     $1.00          $8,500,000       $  909.50

Total             9,730,000                        $9,730,000       $1,041.11

(1)  Shares to be offered directly by selling stockholders of the company.

(2)  Shares to be offered directly to the public by the company.

Andain hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until Andain shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting under Section 8(a), may determine.

                           PRELIMINARY PROSPECTUS

                               ANDAIN, INC.

                            9,730,000 SHARES OF
                               COMMON STOCK

     This prospectus relates to the resale by selling stockholders of up to 1,230,000 shares of Andain, Inc. common stock at $1.00 per share and the sale of 8,500,000 shares of company common stock to the public at $1.00 per share. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The selling stockholders may be deemed underwriters of the shares of common stock, which they are offering. We will pay the expenses of registering these shares.

     Our common stock is registered under Section 12(g) of the Securities Exchange Act of 1934 but is not trading on any market.

     Investing in these securities involves significant risks.   See
"Risk Factors" beginning on page 6.

     These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

     Information contained in this document is subject to completion or amendment. The registration statement relating to the securities has been filed with the Securities and Exchange Commission. The securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.



The date of this prospectus is _____________, 2007


                                 Table Of Contents

Prospectus Summary                                                      5

Risk Factors                                                            6

Use of Proceeds                                                        13

Selling Stockholders                                                   13

Plan of Distribution                                                   17

Legal Proceedings                                                      19

Directors, Executive Officers, Promoters and Control Persons           19

Security Ownership of Certain Beneficial Owners and Management         21

Description of Securities                                              22

Interest of Named Experts and Counsel                                  23

Disclosure of Commission Position on Indemnification
for Securities Act Liabilities                                         24

Description of Business                                                28

Plan of Operation                                                      34

Description of Property                                                38

Certain Relationships and Related Transactions                         38

Market for Common Equity and Related Stockholder Matters               41

Executive Compensation                                                 42

Financial Statements                                                   42

Changes In and Disagreements with Accountants on
Accounting and Financial Disclosure                                    42

Legal Matters                                                          43

Experts                                                                43

Available Information                                                  43


                                 PROSPECTUS SUMMARY

     The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "Risk Factors" section, the financial statements and the notes to the financial statements.

Andain, Inc.

     Andain, Inc. is a company developing novel technologies and products in the biotechnology and medical fields. Andain, through its recent Technology Purchase Agreement with Pangea Investments GmbH has acquired the rights to all of Pangea's intellectual properties, potential patent rights, know-how and research and development in process, and all related technical information, in connection with technology as described in a U.S. patent application that covers a pulmonary inhalation drug delivery system for hydrophobic drug molecules for wet and dry inhalation.

     Andain, through it subsidiary TPDS Ltd., an Israeli corporation, has completed the development of the nano-particle drug delivery system capable of carrying the designed drug for pulmonary applications into a lead compound to enter pre-clinical tests. Our focus is to provide the drug initially as a life saving drug to respiratory intensive care ventilator-associated pneumonia (VAP) patients under a Compassionate Use approval, followed by the mass marketing to chronic obstructive pulmonary disease (COPD) patients. It is our goal to commercialize the VAP solution within a period of 12-24 months.

     We operate an in-house commercial incubator providing operational and commercial platform to our developing technologies and products. On October 25, 2006, the City of Arad, located in South East of Israel (overlooking Massada and the Dead Sea) teamed up with us to found Meizam Ltd. We operate the Meizam incubator as an advanced enterprise business center capable of fast and safe commercializing our technologies and products allegeable to government development funds in the growing Israeli life and biosciences industries.

     The recent acquisition of Impact Active Team Ltd, Inc., an Israeli corporation, provides strategic planning and management services to Andain to advance its capabilities to screen promising new technologies in order to advance, enrich, and expedite product commercialization.

     Andain Inc. is a Nevada corporation that was incorporated on July 23, 2004. The address for the company is: 5190 Neil Road, Suite 430, Reno, Nevada 89502; its telephone number is: (775) 333-5997.

     This Form SB-2 is being filed for, among other things, to supply the information as required under the Securities and Exchange Commission rule, dated July 15, 2005, which requires that certain information be disclosed in order for a company no longer to be considered a shell company in connection with Andain, Inc.'s Form 8-K filing on January 31, 2007.

The Offering

Common stock offered by selling stockholder     Up to 9,730,000 shares,
                                                including up to 1,230,000
                                                shares of common stock being
                                                offered by selling stockholders
                                                and up to 8,500,000 shares of
                                                common stock being offered
                                                directly to the public by the
                                                company.  This number
                                                (9,730,000) represents
                                                approximately 50% of the
                                                outstanding common stock
                                                assuming the maximum offering.

Common stock to be outstanding                  Up to 18,480,000.
after the offering

Use of proceeds                                 Andain will not receive any
                                                proceeds from the sale of the
                                                common stock by the selling
                                                stockholders.  However, Andain
                                                will receive the proceeds of
                                                the sale of common stock
                                                directly to the public, in an
                                                amount of up to $8,500,000.  We
                                                expect to use the proceeds
                                                received from the sale of the
                                                common stock for general
                                                working capital purposes.

     The above information regarding common stock to be outstanding after the offering is based on 9,980,000 shares of common stock outstanding as of February 1, 2007.

                                   RISK FACTORS

     This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of its stock could go down. This means you could lose all or a part of your investment.

Risks Related to Our Business.

We Have a History of Losses That is Likely to Continue, Requiring
Additional Sources of Capital, Which May Result in Curtailing of
Operations and Dilution to Existing Stockholders.

     We have incurred net losses of $108,153 for the nine months ended September 30, 2006 and $19,388 for the period from inception (July
23, 2004) through December 31, 2005. We cannot assure you that we can achieve or sustain profitability or even generate positive cash flow in the future. If revenues grow more slowly than anticipated, or if operating expenses exceed expectations or cannot be adjusted accordingly, we will continue to incur losses. We will continue to incur losses until we are able to establish reasonable levels of our products sales . Our possible success is dependent upon the successful development and marketing of our products and services, as to which there is no assurance. Any future success that we might enjoy will depend upon many factors, including factors out of our control or which cannot be predicted at this time. These factors may include changes in or increased levels of competition, including the entry of additional competitors and increased success by existing competitors, changes in general economic conditions, increases in operating costs, including costs of supplies, personnel and equipment, reduced margins caused by competitive pressures and other factors. These conditions may have a materially adverse effect upon us or may force us to reduce or curtail operations. In addition, we will require additional funds to sustain and expand our sales and marketing activities, particularly if a well-financed competitor emerges. We will need to raise up to $10,000,000 in the next 12 months to implement our plan of operation. In the event that we need additional financing, there can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. The inability to obtain sufficient funds from operations or external sources would require us to curtail or cease operations. Any additional equity financing may involve substantial dilution to then existing stockholders.

Independent Auditors Have Expressed Substantial Doubt About Our
Ability to Continue as s Going Concern, Which May Hinder the Ability to Obtain Future Financing.

     In their report dated March 31, 2006 on the financial statements for the period from inception (July 23, 2004) through December 31, 2005, our independent auditors expressed substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is an issue raised as a result of cash flow constraint, an accumulated deficit of $127,541 at September 30, 2006 and recurring losses from operations. We continue to experience net losses. Our ability to continue as a going concern is subject to the ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, increasing sales or obtaining loans from various financial institutions where possible. The continued net losses and stockholders' deficit increases the difficulty in meeting such goals and there can be no assurances that such methods will prove successful.

We May Not Be Able to Accommodate Rapid Growth Which Could Decrease Revenues and Result in a Loss of Customers.

     To manage anticipated growth, we must continue to implement and improve our operational, financial and management information systems. We must also hire, train and retain additional qualified personnel, continue to expand and upgrade core technologies, and effectively manage our relationships with end users, suppliers and other third parties. Our expansion could place a significant strain on our current services and support operations, sales and administrative personnel, capital and other resources. We could also experience difficulties meeting demand for our products. We cannot guaranty that our systems, procedures or controls will be adequate to support operations, or that management will be capable of fully exploiting the market. Our failure to effectively manage growth could adversely affect our business, financial condition and results of operations. Protection of Proprietary Rights May Affect Our Success and Ability to Compete.

     Our success and ability to compete will be dependent in part on the protection of our patents, trademarks, trade names, service marks and other proprietary rights. We intend to rely on trade secret and copyright laws to protect the intellectual property that we plan to develop, but there can be no assurance that such laws will provide sufficient protection to us, that others will not develop products that are similar or superior to ours, or that third parties will not copy or otherwise obtain and use our proprietary information without authorization. In addition, certain of our know-how and proprietary technology may not be patentable.

     We may rely on certain intellectual property licensed from third parties, and may be required to license additional products or services in the future, for use in the general operations of its business plan. There can be no assurance that these third party licenses will be available or will continue to be available to us on acceptable terms or at all. The inability to enter into and maintain any of these licenses could have a material adverse effect on our business, financial condition or operating results.

     There is a risk that some of our products may infringe the proprietary rights of third parties. In addition, whether or not our products infringe on proprietary rights of third parties, infringement or invalidity claims may be asserted or prosecuted against it and it could incur significant expense in defending them. If any claims or actions are asserted against Andain, it may be required to modify its products or seek licenses for these intellectual property rights. We may not be able to modify our products or obtain licenses on commercially reasonable terms, in a timely manner or at all. Our failure to do so could have a negative affect on its business and revenues.

Our Dependence on Outside Suppliers and Manufacturers May Affect Our Ability to Conduct Business.

     We will depend on a number of outside suppliers and manufacturers components of our products. There is an inherent risk that certain components of our products will be unavailable for prompt delivery or, in some cases, discontinued or only available at substantially higher costs. Due to the current political crisis in the Middle East and corresponding predicted continued increase in taxes, energy costs, the price of production and transportation of goods is likely to dramatically increase, thus increasing supply price. If such supply price increases occur, we will either suffer from decrease in margins or be required to raise our prices, which could compromise demand. We have only limited control over any third-party manufacturer as to quality controls, timeliness of production, deliveries and various other factors. Should the availability of certain components be compromised, it could force us to develop alternative designs using other components, which could add to the cost of goods sold and compromise delivery commitments. If we are unable to obtain components in a timely manner, at an acceptable cost, or at all, it may need to select new suppliers, redesign or reconstruct processes used. In such an instance, we would not be able to manufacture any products for a period of time, which could materially adversely affect our business, results from operations, and financial condition.

We Will Face Strong Competition in Our Markets, Which Could Make It Difficult for It to Generate Revenue.

     The market for our products and services will be competitive. Our future success will depend on our ability to adapt to rapidly changing technologies, evolving industry standards, product offerings and evolving demands of the marketplace.

     Some of our competitors have:

     - longer operating histories;

     - larger customer bases;

     - greater name recognition and longer relationships with clients;
       and

     - significantly greater financial, technical, marketing, public relations and managerial resources than us.

     Competitors may develop or offer services that provide significant technological, creative, performance, price or other advantages over the products offered by us. If we fail to gain market share or lose existing market share, our financial condition, operating results and business could be adversely affected and the
value of the investment in us could be reduced significantly.   We may
not have the financial resources, technical expertise or marketing, distribution or support capabilities to compete successfully.

We Could Fail to Develop New Products to Compete in this Industry of Rapidly Changing Technology, Resulting in Decreased Revenue

     The markets in which we intend to compete are characterized by rapid technological change, frequent new product introductions, evolving industry standards and changing needs of customers. There can be no assurance that our products and services will continue to be properly positioned in the market or that we will be able to introduce new or enhanced products into the market on a timely basis, or at all.

     There is the risk to us that there may be delays in initial shipments of new products or services. Further risks inherent in new product introductions include the uncertainty of price-performance relative to products of competitors, competitors' responses to the introductions and the desire by customers to evaluate new products for longer periods of time.

New Versions of Our Products May Contain Errors or Defects, Which
Could Affect Its Ability to Compete.

     Our products will be complex and, accordingly, may contain undetected errors or failures when first introduced or as new versions are released. This may result in the loss of, or delay in, market acceptance of our products. We may in the future discover errors and additional scalability limitations in new releases or new products after the commencement of commercial shipments or be required to compensate customers for such limitations or errors, as a result of which our business, cash flow, financial condition and results of operations could be materially adversely affected.

Our Ability to Grow is Directly Tied to Our Ability to Attract and Retain Customers, Which Could Result in Reduced Revenue.

     We have no way of predicting whether our marketing efforts will be successful in attracting new business and acquiring substantial market share. If our marketing efforts fail, we may fail to attract new customers and fail to retain existing ones, which would adversely affect our business and financial results.

If Government Regulation of Our Business Changes, We May Need to
Change the Manner in Which We Conduct Business, or Incur Greater
Operating Expenses.

     The adoption or modification of laws or regulations relating to our business could limit or otherwise adversely affect the manner in which we currently conduct our business. If we are required to comply with new regulations or legislation or new interpretations of existing regulations or legislation, this compliance could cause us to incur additional expenses or alter our business model.

     The manner in which legislation may be enacted and enforced cannot be precisely determined and may subject either us or our customers to potential liability, which in turn could have an adverse effect on our business, results of operations and financial condition.

     The TPDS products will require approval by the U.S. Food and Drug Administration before sales can be made in this country. This process, which ordinarily requires clinical approvals, may take some time before any approval is given. This process could affect the ability of the company in its overall marketing of these products, which will, in turn affect our business and the ability to generate revenues.

Our Success Is Largely Dependent on the Abilities of Our Management and Employees.

     Our success is largely dependent on the personal efforts and abilities of our senior management. The loss of certain members of our senior management, including our president, could have a material adverse effect on our business and prospects.

     We intend to recruit in fiscal year 2007 employees who are skilled in our industry. The failure to recruit these key personnel could have a material adverse effect on our business. As a result, we may experience increased compensation costs that may not be offset through either improved productivity or higher revenue. There can be no assurances that we will be successful in retaining existing personnel or in attracting and recruiting experienced qualified personnel.

Any Required Expenditures as a Result of Indemnification Will Result in an Increase in Our Expenses.

     Our bylaws include provisions to the effect that we may indemnify any director, officer, or employee. In addition, provisions of Nevada law provide for such indemnification, as well as for a limitation of liability of our directors and officers for monetary damages arising from a breach of their fiduciary duties.
Any limitation on the liability of any director or officer, or indemnification of any director, officer, or employee, could result in substantial expenditures being made by us in covering any liability of such persons or in indemnifying them.

Risks Relating to Our Common Stock.

Absence of Cash Dividends May Affect Investment Value of Our Common
Stock.

     Our board of directors does not anticipate paying cash dividends on our common stock for the foreseeable future and intends to retain any future earnings to finance the growth of our business. Payment of dividends, if any, will depend, among other factors, on earnings, capital requirements and the general operating and financial conditions of Andain as well as legal limitations on the payment of dividends out of paid-in capital.

No Assurance Of Public Trading Market And Risk Of Low Priced
Securities May Affect Market Value Of Our Common Stock.

     The Securities and Exchange Commission has adopted a number of rules to regulate "penny stocks." Such rules include Rule 3a51-1 and Rules 15g-1 through 15g-9 under the Securities Exchange Act of 1934. Because our securities may constitute "penny stocks" within the meaning of the rules (as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, largely traded in the Over the Counter Bulletin Board or the Pink Sheets), the rules would apply to us and to our securities.

      The Securities and Exchange Commission has adopted Rule 15g-
9 which established sales practice requirements for certain low price securities. Unless the transaction is exempt, it shall be unlawful for a broker or dealer to sell a penny stock to, or to effect the purchase of a penny stock by, any person unless prior to the transaction:

     - the broker or dealer has approved the person's account for transactions in penny stock pursuant to this rule; and

     - the broker or dealer has received from the person a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

     In order to approve a person's account for transactions in penny stock, the broker or dealer must:

     - obtain from the person information concerning the person's financial situation, investment experience, and investment objectives;

     - reasonably determine that transactions in penny stock are suitable for that person, and that the person has sufficient knowledge and experience in financial matters that the person reasonably may be expected to be capable of evaluating the risks of transactions in penny stock;

     - deliver to the person a written statement setting forth the basis on which the broker or dealer made the determination stating in a highlighted format that it is unlawful for the broker or dealer to affect a transaction in penny stock unless the broker or dealer has received, prior to the transaction, a written agreement to the transaction from the person, stating in a highlighted format immediately preceding the customer signature line that the broker or dealer is required to provide the person with the written statement, and the person should not sign and return the written statement to the broker or dealer if it does not accurately reflect the person's financial situation, investment experience, and investment objectives; and

     - receive from the person a manually signed and dated copy of the written statement.

     It is also required that disclosure be made as to the risks of investing in penny stock and the commissions payable to the broker-dealer, as well as current price quotations and the remedies and rights available in cases of fraud in penny stock transactions. Statements, on a monthly basis, must be sent to the investor listing recent prices for the penny stock and information on the limited market.

     There has been no public market for our common stock. We intend to have a market maker file an application on our behalf with the Over the Counter Bulletin Board in order to make a market in our common stock. However, until this happens, if the market maker is successful with such application, and even thereafter, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The regulations governing penny stocks, as set forth above, sometimes limit the ability of broker-dealers to sell our common stock and thus, ultimately, the ability of the investors to sell their securities in the secondary market.

     Potential stockholders of us should also be aware that, according to Securities and Exchange Commission Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

     - control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

     - manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

     - "boiler room" practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons;

     - excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and

     - the wholesale dumping of the same securities by promoters and broker dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses.

Failure To Remain Current In Reporting Requirements Could Result In Delisting From The Over The Counter Bulletin Board.

     Companies that trade on the Over the Counter Bulletin Board must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under
Section 13, in order to maintain price quotation privileges on the Bulletin Board. When we become listed on that market, if we fail to remain current in our reporting requirements, we could be delisted from the Over the Counter Bulletin Board.

     In addition, the National Association of Securities Dealers, Inc., which operates the Bulletin Board, has adopted a change to its Eligibility Rule. The change makes those Over the Counter Bulletin Board issuers that are cited for filing delinquency in its Form 10-KSB's/Form 10-QSB's three times in a 24-month period and those Bulletin Board issuers removed for failure to file such reports two times in a 24-month period ineligible for quotation on the Bulletin Board for a period of one year. Under this rule, a company filing with the extension time set forth in a Notice of Late Filing (Form 12b-25) is not considered late. This rule does not apply to a company's Current Reports on Form 8-K (but failure to timely file a Form 8-K can have other ramifications for us).

     As a result of these rules, the market liquidity for our common stock could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Failure to Maintain Market Makers May Affect Value of Our Common Stock.

     If we are unable to maintain a National Association of Securities Dealers, Inc. member broker/dealers as market makers, the liquidity of our common stock could be impaired, not only in the number of shares of common stock which could be bought and sold, but also through possible delays in the timing of transactions, and lower prices for the common stock than might otherwise prevail. Furthermore, the lack of market makers could result in persons being unable to buy or sell shares of the common stock on any secondary market. There can be no assurance we will be able to maintain such market makers after commencing trading on the Over the Counter Bulletin Board.

                                 USE OF PROCEEDS

     This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. This prospectus also relates to shares of common stock that may be offered and sold directly to the public by the company. We will not receive any proceeds from the sale of shares of common stock by the selling stockholders, but will receive the proceeds from the sale of any common stock to the public (up to $8,500,000). We intend to use any proceeds from the sale of common stock for general working capital purposes.

                               SELLING STOCKHOLDERS

     The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. To our knowledge, the selling stockholders do not own any shares of our common stock, except as set forth below. Therefore, assuming all the shares registered below are sold by the selling stockholders, the selling stockholders will not own any shares of our common stock.

     The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered:




Name (1)             Shares of                          Percentage of     Beneficial     Percentage
                       Common          Beneficial          Common         Ownership       of Common
                       Stock           Ownership         Stock Owner      After the      Stock Owned
                     Included in       Before the        Before the      Offering (2)    After the
                      Prospectus        Offering          Offering                       Offering (2)
Pangea
Investments,
GmbH (3)              500,000          7,098,200 (3)      71.12%          6,598,200        35.70%
Sam Sholomo
Elimelech (4)          50,000             50,000           0.50%                  0         0.00%
Yarkona
Elimelech (4)          50,000             50,000           0.50%                  0         0.00%
Eran Elimelech (4)     50,000             50,000           0.50%                  0         0.00%
MorElimelech (4)       50,000             50,000           0.50%                  0         0.00%
Gar Mar-Chaim (5)      50,000             50,000           0.50%                  0         0.00%
Hagit Mar-Chaim (5)    50,000             50,000           0.50%                  0         0.00%
Amos Mar-Chaim         50,000             50,000           0.50%                  0         0.00%
Ruth Mar-Chaim         50,000             50,000           0.50%                  0         0.00%
1568934
Ontario
Limited (6)            50,000          2,201,800          22.07%          2,151,800        11.64%
Moshe Hendelman        10,000             10,000           0.10%                  0         0.00%
MichaelHalbe           10,000             10,000           0.10%                  0         0.00%
Norman Garfstein       10,000             10,000           0.10%                  0         0.00%
Viktoria Elimelech     10,000             10,000           0.10%                  0         0.00%
Gila Boimvrotzel       10,000             10,000           0.10%                  0         0.00%
Roza Boimvrotzel       10,000             10,000           0.10%                  0         0.00%
David Kalichman        10,000             10,000           0.10%                  0         0.00%
Tzipora Hasson         10,000             10,000           0.10%                  0         0.00%
Brian Faulkner         10,000             10,000           0.10%                  0         0.00%
Ruth Benuzi             5,000              5,000           0.05%                  0         0.00%
Doron Frenkel           5,000              5,000           0.05%                  0         0.00%
Michael Perez           5,000              5,000           0.05%                  0         0.00%
Yigal Baruchi           5,000              5,000           0.05%                  0         0.00%
Leonid Luria            5,000              5,000           0.05%                  0         0.00%
Elena Luria             5,000              5,000           0.05%                  0         0.00%
Helen Disenhouse        5,000              5,000           0.05%                  0         0.00%
Sheldon Disenhouse      5,000              5,000           0.05%                  0         0.00%
Nathan Disenhouse       5,000              5,000           0.05%                  0         0.00%
Zvi Waldman             5,000              5,000           0.05%                  0         0.00%
Nachman Peleg           5,000              5,000           0.05%                  0         0.00%
Nira Landow             5,000              5,000           0.05%                  0         0.00%
Fariba Hadrian          5,000              5,000           0.05%                  0         0.00%
Simchony Ruhama         5,000              5,000           0.05%                  0         0.00%
Talmor Menashe          5,000              5,000           0.05%                  0         0.00%
Isreala Levy            5,000              5,000           0.05%                  0         0.00%
Chaim Boimvrotzel       5,000              5,000           0.05%                  0         0.00%
Shai Bromberg           5,000              5,000           0.05%                  0         0.00%
Ofir Bromberg           5,000              5,000           0.05%                  0         0.00%
Yehudit Bromberg        5,000              5,000           0.05%                  0         0.00%
Tal Yekutiel            5,000              5,000           0.05%                  0         0.00%
Benny Yekutiel          5,000              5,000           0.05%                  0         0.00%
Shahar Gerson           5,000              5,000           0.05%                  0         0.00%
Rami Gerson             5,000              5,000           0.05%                  0         0.00%
Michal Lipz             5,000              5,000           0.05%                  0         0.00%
Liron Lipz              5,000              5,000           0.05%                  0         0.00%
Sharon Mar-Haim         5,000              5,000           0.05%                  0         0.00%
Yosef Mar-Haim          5,000              5,000           0.05%                  0         0.00%
Guido Mar-Haim          5,000              5,000           0.05%                  0         0.00%
Abraham Kipper          5,000              5,000           0.05%                  0         0.00%
Ze'ev Kipper            5,000              5,000           0.05%                  0         0.00%
Shmoel Kipper           5,000              5,000           0.05%                  0         0.00%
Yosef Tessler           5,000              5,000           0.05%                  0         0.00%
Shay Gilai              5,000              5,000           0.05%                  0         0.00%
Ruth Gilai              5,000              5,000           0.05%                  0         0.00%
Dana Gilai              5,000              5,000           0.05%                  0         0.00%
Adi Gilai               5,000              5,000           0.05%                  0         0.00%
Yoav Gilai              5,000              5,000           0.05%                  0         0.00%
Total               1,230,000          9,980,000            100%          8,750,000        47.35%


The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the Instructions to Item 403 of Regulation S-B, and the information is not necessarily indicative of beneficial ownership for any other purpose. Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholder have sole or shared voting power or investment power and also any shares, and which the selling stockholder have the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the convertible notes is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

(1) Except for Pangea Investments, 1568934 Ontario Limited, and Mr. Elimelech and Mr. Mar-Chaim, the selling stockholders are unaffiliated third parties.

(2)  Assumes that all securities registered will be sold.

(3) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Ralph W. Marthaler may be deemed a control person of the shares owned by this selling stockholder. Of the total shares owned, 50,000 are owned individually by Mr. Marthaler.

(4) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, since 150,000 shares of the total are held by members of Mr. Elimelech's household, he is considered to be the beneficial owner of these shares also.

(5)  In accordance with Rule 13d-3 under the Securities Exchange
Act of 1934, since 50,000 shares of the total are held by a member of Mr. Mar-Chaim's household, he is considered to be the beneficial owner of these shares also.

(6) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Howie Fialkov may be deemed a control person of the shares owned by this selling stockholder.

                                PLAN OF DISTRIBUTION

     The selling stockholders and any of their pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

     - ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

     - block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     - purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

     - an exchange distribution in accordance with the rules of the applicable exchange;

     - privately negotiated transactions;

     - broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

     - through the writing of options on the shares;

     - a combination of any such methods of sale; and

     - any other method permitted pursuant to applicable law.

     The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended, if available, rather than under this prospectus. The selling stockholders have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

     The selling stockholders or their pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that selling stockholders will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933, as amended.

     We have agreed to pay all fees and expenses incident to the registration of the shares, but excluding brokerage commissions or underwriter discounts.

     The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling shareholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

     The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling shareholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation
M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that the selling stockholders is deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sells, the selling stockholders are contractually restricted from engaging in short sells. In addition, if such a short sale is deemed to be a stabilizing activity, then the selling stockholders will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

     If a selling shareholder notifies us that it has a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholders and the broker-dealer.

                                 LEGAL PROCEEDINGS

     We are not a party to any material pending legal proceedings, claims or assessments and, to the best of our knowledge, no such action by or against us has been threatened.

                      DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS
                                AND CONTROL PERSONS

Directors and Executive Officers.

     The names, ages, and respective positions of our directors and executive officers are set forth below; there are no other promoters or control persons of us. The directors named below will serve until the next annual meeting of our stockholders or until their successors are duly elected and qualified. Directors are elected for a one-year term at the annual stockholders' meeting. Officers hold their positions at the will of the board of directors, absent any employment agreement. There are no arrangements, agreements or understandings between non-management stockholders and management under which non-management stockholders may directly or indirectly participate in or influence the management of our affairs.

Sam Shlomo Elimelech, President/Director.

     Mr. Elimelech, age 49, has executive and multidisciplinary technical experience and has founded and led several hi-tech companies in the communication field. During the period of 1982 to 2000, he had extensive executive, management and technical experience in telecommunications. From January 2000 to June 2002, Mr. Elimelech served as a director and CEO of Impact Active Team providing executive consulting for the company's turn-around process up to an IPO. For the period of July 2002 to the present, he has served as an investment manager of Pangea Investments GmbH's office in Israel, and from July 2003 to September 2005, he was an investment manager in Pangea's subsidiary, Enterprise Capital AG.

Gai Mar-Chaim, Secretary/Treasurer/Director.

     Mr. Mar-Chaim, age 44, has twenty years of experience in strategic planning for more than 300 hi-tech companies. In May 1987 he joined P.O.C., a leading management-consulting firm in Israel, an affiliate of Arthur D. Little, and managed its technology & industrial division. In January 2000, Mr. Mar-Chaim joined Fantine Group, a business development and venture capital group, and managed its management consulting practice; in January 2001, he left this firm to resume his consulting activities at P.O.C. In June 2002 he joined Pangea Investments GmbH, a Swiss-based investment company, as an investment manager in its Israel office and in July 2003 joined Enterprise Capital AG as an investment manager, a position he held until September 2005. Mr. Mar-Chaim holds a Masters of Business Administration (finance) degree from Tel Aviv University.

Legal Proceedings.

     There are four legal proceedings against Enterprise Capital, Impact Active Team, Mr. Elimelech, and Mr. Mar-Chaim, as follows:

     Joel Burstein, a shareholder of Enterprise Capital, is claiming a convertible debt of $200,000, plus interest, from Enterprise
Capital. Pangea Investments, Impact Active Team, Mr. Elimelech, and Mr. Mar-Chaim are also named in this action.

     Mercantile Bank is claiming a debt of about $42,000, plus interest, from Enterprise Capital and Impact Active Team. Mr.
Elimelech, and Mr. Mar-Chaim are also named in this action.

     P.O.C. Capital Investments Ltd., the landlord of Enterprise
Capital's premises in Israel, is claiming a debt of about
$14,000, plus interest.  Impact Active Team, Mr. Elimelech, and
Mr. Mar-Chaim are also named in this action.

     Pangea Investments and Enterprise Capital are the subject of a lawsuit filed by VKB Inc. based upon $90,000 allegedly due to VKB by Enterprise in connection with certain intellectual properties (the virtual keyboard); Enterprise has filed a counterclaim in this action. Mr. Elimelech, Mr. Mar-Chaim have also been named in this action.

Compliance with Section 16(a) of the Securities Exchange Act.

     Section 16(a) of the Securities Exchange Act of 1934 requires our directors, certain officers and persons holding 10% or more of our common stock to file reports regarding their ownership and regarding their acquisitions and dispositions of our common stock with the Securities and Exchange Commission ("SEC"). Such persons are required by SEC regulations to furnish us with copies of all
Section 16(a) forms they file.

     Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to us under Rule 16a-3(d) during fiscal 2005, and certain written representations from executive officers and directors, we are aware that the following required reports were not timely filed: (a) the Form 3's for Mr. Elimelech, Mr. Mar-Chaim, and Mr. Marthaler (the controlling person of Pangea Investments) were filed two days after the Form 10-SB registration statement became effective; and (b) the Form 4 reflecting the acquisition of shares by Pangea Investments on August 16, 2005 was filed on August 22, 2005. Other than these reports, we are unaware of any other required reports that were not timely filed.

Code of Ethics.

     We have not adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have not adopted such a code of ethics because all of management's efforts have been directed to acquiring a business for us; at a later time, the board of directors may adopt such a code of ethics.

Committees of the Board Of Directors.

     We presently do not have a compensation committee, nominating committee, an executive committee of our board of directors, stock plan committee or any other committees, except for an Audit Committee (the member of which are our board of directors).

                  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                          OWNERS AND MANAGEMENT

     The following table sets forth information regarding the beneficial ownership of shares of our common stock as of February 1, 2007 (9,980,000 issued and outstanding) by (i) all stockholders known to us to be beneficial owners of more than 5% of the outstanding common stock; and (ii) all of our current directors and executive officers as a group:

Title of Class  Name and Address                Amount and Nature   Percent of
                of Beneficial Owner               of Beneficial        Class
                                                  Ownership (1)

Common Stock    Pangea Investments,
                GmbH, Einsiedlpus
                Wasse 1, Waedenswil
                V8 Switzerland 8820 (2)            7,098,200 (2)        71.13%

Common Stock    1568934 Ontario
                Limited, 3845
                Bathurst Street, Suite
                202, Toronto, Ontario,
                Canada, M3H 3N2 (3)                2,201,800 (3)        22.07%

Common Stock    Sam Shlomo Elimelech,
                5190 Neil Road,
                Suite 430,
                Reno, Nevada  89502                  200,000 (4)         2.00%

Common Stock    Gai Mar-Chaim,
                5190 Neil Road,
                Suite 430,
                Reno, Nevada  89502                  100,000 (5)         1.00%

Common Stock    Shares of all directors and
                executive officers as a group (2
                persons)                             300,000             3.00%

(1) Each person has sole voting power and sole dispositive power as to all of the shares shown as beneficially owned by them. None of these individuals holds any convertible securities.

(2)  In accordance with Rule 13d-3 under the Securities Exchange
Act of 1934, Ralph W. Marthaler may be deemed a control person of the shares owned by this stockholder.

(3)  In accordance with Rule 13d-3 under the Securities Exchange
Act of 1934, Howie Fialkov may be deemed a control person of the shares owned by this stockholder.

(4)  In accordance with Rule 13d-3 under the Securities Exchange
Act of 1934, since 150,000 shares of the total are held by members of Mr. Elimelech's household, he is considered to be the beneficial owner of these shares also.

(5)  In accordance with Rule 13d-3 under the Securities Exchange
Act of 1934, since 50,000 shares of the total are held by a member of Mr. Mar-Chaim's household, he is considered to be the beneficial owner of these shares also.

     Neither our officers and directors, nor any company they directly or indirectly control, has entered into any arrangements, agreements (including derivative agreements), or contracts that give or will give anyone else an interest in us. Our officers and directors have not used the shares of this company to secure a loan.

                            DESCRIPTION OF SECURITIES

General Description.

     The securities being offered are shares of common stock. Our authorized capital includes 500,000,000 shares of common stock, $0.001 par value per share. The holders of common stock:

     - have equal ratable rights to dividends from funds legally available therefore, when, as, and if declared by the board of directors of Andain

     - are entitled to share ratably in all of the our assets available for distribution upon winding up of the affairs of Andain

     - are entitled to one cumulative vote per share on all matters on which stockholders may vote at all meetings of stockholders.

     The shares of common stock do not have any of the following rights:

     - special voting rights

     - preference as to dividends or interest

     - preemptive rights to purchase in new issues of Shares

     - preference upon liquidation, or

     - any other special rights or preferences.

     In addition, the shares are not convertible into any other security. There are no restrictions on dividends under any loan other financing arrangements or otherwise. Andain has a total of 10,000,000 shares of preferred stock authorized under its current articles of incorporation.

Dividends.

     We do not currently intend to pay cash dividends. Because we do not intend to make cash distributions, potential stockholders would need to sell their shares to realize a return on their investment. There can be no assurances of the projected values of the shares, or can there be any guarantees of our success.

     A distribution of revenues will be made only when, in the judgment of our board of directors, it is in the best interest of our stockholders to do so. The board of directors will review, among other things, our financial status and any future cash needs in making its decision.

Transfer Agent.

     We have engaged the services of Pacific Stock Transfer Company, 500 East Warm Springs Road, Suite 2, Las Vegas, Nevada 89119, to act as transfer agent and registrar.

                   INTEREST OF NAMED EXPERTS AND COUNSEL

     Other than as set forth below, no named expert or counsel was hired on a contingent basis, will receive a direct or indirect interest in the small business issuer, or was a promoter, underwriter, voting trustee, director, officer, or employee of Andain.

     Brian F. Faulkner, A Professional Law Corporation, counsel for Andain as giving an opinion on the validity of the securities being registered, has previously received restricted shares of common stock in exchange for legal services previously rendered to Andain under an attorney-client contract. These legal services consist of advice and preparation work in connection with reports of Andain filed under the Securities Exchange Act of 1934, and other general corporate and securities work for Andain. No such shares were issued in connection with the work performed in connection with this registration statement.

     DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES
                              ACT LIABILITIES

     The following is a summary of the relevant provisions in the articles of incorporation, bylaws, and Nevada law with regard to limitation of liability and indemnification of our officers, directors and employees. The full provisions are contained in such documents.

Limitation of Liability.

Articles of Incorporation and Bylaws.

     There are no provisions in our bylaws with respect to liability of a director. The articles of incorporation contain the following provisions with respect to liability of directors and officers:

     "No Director of this Corporation shall have personal liability to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a Director or officer involving any act or omission of any such Director or officer. The foregoing provision shall not eliminate or limit the liability of a Director
(i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law, (iii) under applicable Sections of the Nevada Revised Statutes, (iv) the payment of dividends in violation of
Section 78.300 of the Nevada Revised Statutes or, (v) for any transaction from which the Director derived an improper personal benefit. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a Director or officer of the Corporation for acts or omissions prior to such repeal or modification."

Nevada Revised Statutes.

     Nevada Revised Statutes provide that a director or officer is not individually liable to the corporation or its stockholders for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that his act or failure to act constituted a breach of his fiduciary duties as a director or officer, and his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

Indemnification.

Articles of Incorporation and Bylaws.

     There are no provisions in our articles of incorporation with regard to indemnification. Our bylaws provide the following with respect to indemnification:

     "Section 1. Definitions. For purposes of this Article, "Indemnitee" shall mean each Director or Officer who was or is a party to, or is threatened to be made a party to, or is otherwise involved in, any Proceeding (as hereinafter defined), by reason of the fact that he or she is or was a Director or Officer of this Corporation or is or was serving in any capacity at the request of this Corporation as a Director, Officer, employee, agent, partner, or fiduciary of, or in any other capacity for, another corporation, partnership, joint venture, trust, or other enterprise. The term "Proceeding" shall mean any threatened, pending or completed action or suit (including, without limitation, an action, suit or proceeding by or in the right of this Corporation), whether civil, criminal, administrative or investigative.

     Section 2. Indemnification. Each Indemnitee shall be indemnified and held harmless by this Corporation for all actions taken by him or her, and for all omissions (regardless of the date of any such action or omission), to the fullest extent permitted by Nevada law, against all expense, liability and loss (including, without limitation, attorney fees, judgments, fines, taxes, penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Indemnitee in connection with any Proceeding. Indemnification pursuant to this Section shall continue as to an Indemnitee who has ceased to be a Director or Officer and shall inure to the benefit of his or her heirs, executors and administrators. This Corporation may, by action of its Board of Directors, and to the extent provided in such action, indemnify employees and other persons as though they were Indemnitees. The rights to indemnification as provided in this Article shall be non-exclusive of any other rights that any person may have or hereafter acquire under an statute, provision of this Corporation's Articles of Incorporation or Bylaws, agreement, vote of stockholders or Directors, or otherwise.

     Section 3. Financial Arrangements. This Corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a Director, Officer, employee or agent of this Corporation, or is or was serving at the request of this Corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him or her and liability and expenses incurred by him or her in such capacity, whether or not this Corporation has the authority to indemnify him or her against such liability and expenses.

     The other financial arrangements which may be made by this Corporation may include, but are not limited to, (a) creating a trust fund; (b) establishing a program of self-insurance; (c) securing its obligation of indemnification by granting a security interest or other lien on any of this Corporation's assets, and (d) establishing a letter of credit, guarantee or surety. No financial arrangement made pursuant to this section may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud, or a knowing violation of law, except with respect to advancing expenses or indemnification ordered by a court. Any insurance or other financial arrangement made on behalf of a person pursuant to this section may be provided by this Corporation or any other person approved by the Board of Directors, even if all or part of the other person's stock or other securities is owned by this Corporation. In the absence of fraud:

     (a) the decision of the Board of Directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this section, and the choice of the person to provide the insurance or other financial arrangement is conclusive; and

     (b) the insurance or other financial arrangement is not void or voidable; does not subject any Director approving it to personal liability for his action; and even if a Director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

     Section 4. Contract of Indemnification. The provisions of this Article relating to indemnification shall constitute a contract between this Corporation and each of its Directors and Officers, which may be modified as to any Director or Officer only with that person's consent or as specifically provided in this section. Notwithstanding any other provision of the Bylaws relating to their amendment generally, any repeal or amendment of this Article which is adverse to any Director or Officer shall apply to such Director or Officer only on a prospective basis and shall not limit the rights of an Indemnitee to indemnification with respect to any action or failure to act occurring prior to the time of such repeal or amendment. Notwithstanding any other provision of these Bylaws, no repeal or amendment of these Bylaws shall affect any or all of this Article so as to limit or reduce the indemnification in any manner unless adopted by (a) the unanimous vote of the Directors of this Corporation then serving, or (b) the stockholders as set forth in
Article XII hereof; provided that no such amendment shall have retroactive effect inconsistent with the preceding sentence.

     Section 5. Nevada Law. References in this Article to Nevada law or to any provision thereof shall be to such law as it existed on the date these Bylaws were adopted or as such law thereafter may be changed; provided that (a) in the case of any change which expands the liability of an Indemnitee or limits the indemnification rights or the rights to advancement of expenses which this Corporation may provide, the rights to limited liability, to indemnification and to the advancement of expenses provided in this Corporation's Articles of Incorporation, these Bylaws, or both shall continue as theretofore to the extent permitted by law; and (b) if such change permits this Corporation, without the requirement of any further action by stockholders or Directors, to limit further the liability of Indemnitees or to provide broader indemnification rights or rights to the advancement of expenses than this Corporation was permitted to provide prior to such change, liability thereupon shall be so limited and the rights to indemnification and advancement of expenses shall be so broadened to the extent permitted by law."

Nevada Revised Statutes.

     Nevada laws also provide that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

     - has exercised his powers in good faith and with a view to the interests of the corporation; or

     - acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable or did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

     To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

     Any discretionary indemnification, unless ordered by a court or advanced, may be made by Andain only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

     - by the stockholders;

     - by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

     - if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

     - if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

     A corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

Undertaking.

We undertake the following:

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer under the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                           DESCRIPTION OF BUSINESS

Business Development.

     Andain Inc., a Nevada corporation ("Company"), was incorporated on July 23, 2004. The address for Andain is: 5190 Neil Road, Suite 430, Reno, Nevada 89502; its telephone number is: (775) 333-5997.

Our Business.

     We are primarily a biotechnology and medical company, which is constantly screening promising new technologies in order to expedite their commercialization. Out focus is on patented technologies that can be commercialized within a period of 12-24 months and, preferably, provide life saving attributes.

     In July 2006 the Company acquired a novel technology for treatment of pulmonary diseases, and is currently exploring novel technologies in cardiology, cancer treatment, gene therapy and others.

     The Company is currently operating in three business units:

     TPDS Ltd.  -  Drug Delivery System for Pulmonary Diseases

     Meizam - Advanced Enterprise Center Arad Ltd.  -  Industrial
     Incubator for companies in the medical field

     Impact Active Team Ltd.  -  Management Consulting Services

     TPDS Ltd.

     On August 14, 2006, we established TPDS Ltd., an Israeli corporation, as a wholly owned subsidiary, which is responsible for further development of acquired technology. TPDS Ltd. is located at the Science Park in Rehovot, Israel

Scope of Business.

     TPDS (Target Particle Delivery System) is our business unit that is developing a novel drug delivery system, which significantly improves the effectiveness and efficiency of delivering antibiotics via inhalation, thus providing a better cure for pulmonary diseases. The main target market for TPDS product is COPD (Chronic Obstructive Pulmonary Disease), which affects 16 million patients in the USA.

Technology Purchase Agreement.

     On July 3, 2006, we entered into a Technology Purchase Agreement with Pangea Investments GmbH. Pangea was the owner of the intellectual properties, potential patent rights, know-how and research and development in process, and all related technical information, in connection with technology as described in a U.S. patent application filed on June 7, 2006. This application covers a pulmonary inhalation drug delivery system for hydrophobic drug molecules for wet and dry inhalation. We acquired this technology in order to further develop it into a commercial product in the field of respiratory care of chronic obstructive pulmonary disease and ventilator-associated pneumonia patients. In return for acquiring the rights to use the technology covered by this applied patent, we paid to Pangea 4,500,000 restricted shares of our common stock.

Pulmonary Diseases.

COPD (Chronic Obstructive Pulmonary Disease).

    This is an umbrella term used to describe lung disease associated with airflow obstruction. Most generally, emphysema, chronic bronchitis and chronic asthma either alone or in combinations fall into this category. There is continuing debate as to whether this term also includes Asthma (non chronic), however as a general rule, it is not included as, even though it does have obstructive components to it, it is in part reversible, and is more generally considered a restrictive lung disease.

     The symptoms of COPD can range from chronic cough and sputum production to severe disabling shortness of breath. In some individuals, chronic cough and sputum production are the first signs that they are at risk for developing the airflow obstruction and shortness of breath characteristic of COPD. In others, shortness of breath may be the first indication of the disease.

Chronic Bronchitis.

     This is the inflammation and eventual scarring of the lining of the bronchial tubes. When the bronchi are inflamed and/or infected, less air is able to flow to and from the lungs and a heavy mucus or phlegm is coughed up. The condition is defined by the presence of a mucus-producing cough most days of the month, three months of a year for two successive years without other underlying disease to explain the cough. This inflammation eventually leads to scarring of the lining of the bronchial tubes. Once the bronchial tubes have been irritated over a long period of time, excessive mucus is produced constantly, the lining of the bronchial tubes becomes thickened, an irritating cough develops, and airflow may be hampered, the lungs become scarred. The bronchial tubes then make an ideal breeding place for bacterial infections within the airways, which eventually impedes airflow. Symptoms of chronic bronchitis include chronic cough, increased mucus, frequent clearing of the throat and shortness of breathe.

Emphysema.

     This disease begins with the destruction of air sacs (alveoli) in the lungs where oxygen from the air is exchanged for carbon dioxide in the blood. The walls of the air sacs are thin and fragile. Damage to the air sacs is irreversible and results in permanent "holes" in the tissues of the lower lungs. As air sacs are destroyed, the lungs are able to transfer less and less oxygen to the bloodstream, causing shortness of breath. The lungs also lose their elasticity, which is important to keep airways open. The patient experiences great difficulty exhaling. Emphysema doesn't develop suddenly. It comes on very gradually. Years of exposure to the irritation of cigarette smoke usually precede the development of emphysema. Of the estimated 3.1 million Americans ever diagnosed with emphysema, 95 percent were 45 or older. Symptoms of emphysema include cough, shortness of breath and a limited exercise tolerance. Diagnosis is made by pulmonary function tests, along with the patient's history, examination and other tests.

     Smoking is the primary risk factor for COPD. Approximately 80 to 90 percent of COPD deaths are caused by smoking. Female smokers are nearly 13 times as likely to die from COPD as women who have never smoked. Male smokers are nearly 12 times as likely to die from COPD as men who have never smoked. Other risk factors of COPD include air pollution, second-hand smoke, history of childhood respiratory infections and heredity. Occupational exposure to certain industrial pollutants also increases the odds for COPD. A recent study found that the fraction of COPD attributed to work was estimated as 19.2% overall and 31.1% among never smokers.

Ventilator-Associated Pneumonia (VAP).

Pseudomonas Aeruginosa.

     This is an opportunistic pathogen, meaning that it exploits some break in the host defenses to initiate an infection. It causes urinary tract infections, respiratory system infections, dermatitis, soft tissue infections, bacterium, bone and joint infections, gastrointestinal infections and a variety of systemic infections, particularly in patients with severe burns and in cancer and AIDS patients who are immuno-suppressed. Pseudomonas aeruginosa infection is a serious problem in patients hospitalized with cancer, cystic fibrosis, and burns. The case fatality rate in these patients is 50%.

Ventilator-Associated Pneumonia (VAP).

     This affects up to 28% of patients receiving mechanical ventilation in the intensive care unit. The mortality rate for VAP ranges from 24 to 50% and can reach 76% in some specific settings or when lung infection is caused by high-risk pathogens common in ICU.

TPDS Technology.

     TPDS is in the process of developing a proprietary lipid-based target particles technology that is intended to enable:

     Target Delivery to an Organ. TPDS technology is capable of delivering a desired drug to a specific organ without any residual drug existence to other body organs.

     Control drug release. TPDS delivery system releases the drug at a timely and controlled manner. Such controlled release enables significantly lower dosage of the drug preventing toxicity and damage.

     Deliver Non-hydrophobic Drugs. TPDS is a viable solution for non-hydrophobic (cannot dissolve properly in liquid) drugs reformulation especially to respiratory usage.

Market Need.

COPD.

     It is estimated that there are currently 16 million people in the United States diagnosed with COPD. It is estimated that an additional 14 million or more are still undiagnosed, as they are in the beginning stages and have few or minimal symptoms and have not sought health care yet. It is predicted that close to 35 million cases could possibly be found just in the United States alone.

     COPD is the fourth leading cause of death in America, claiming the lives of 120,000 Americans in 2002. Beginning in 2000, women have exceeded men in the number of deaths attributable to COPD. In 2002, over 61,000 females died compared to 59,000 males.

     In 2003, 10.7 million U.S. adults were estimated to have COPD. However, close to 24 million U.S. adults have evidence of impaired lung function, indicating an under diagnosis of COPD. In 2004, the cost to the nation for COPD was approximately $37.2 billion, including healthcare expenditures of $20.9 billion in direct health care expenditures, $7.4 billion in indirect morbidity costs and $8.9 billion in indirect mortality costs.

     TPDS nano-particle drug delivery system carrying a cocktail of drugs, such as Colistin and other drugs handling persistence bacterias with anti-inflammatory agents preventing lung spasm and obstruction of the airways, with anti-infection agents. TPDS formulation subscribed to the patients handles the bacterias that flourishes in the sensitive lung causing inflammation and edema, eventually causing collapsing of the lung.

VAP.

     Humanity developed in the last decades Multi Drug Resistance
(MDR) mainly for Antibiotics. MDR is a major cause of life threatening pulmonary diseases. There is no wide range drug treatment available.
No efficient drug for pulmonary MDR diseases. Therefore there is massive failure to save intensive care and chronicle respiratory patients.

Meizam - Advance Enterprise Center Arad, Ltd.

     Meizam is an industrial incubator for companies in the biotech and medical field that completed their product development and are on the verge of commercialization and industrialization.

     Meizam was established on October 25, 2006 at the City of Arad, which is located in South East of Israel, overlooking Massada and the Dead Sea. Meizam was established as a joint venture of Andain and the City of Arad and the local industries. Currently, we hold 70% of Meizam's equity, which represents 33% on a fully diluted basis.

    Meizam operates through a partial acquisition of young promising companies in the biotech and medical field and relocation of their operations to Meizam's central facility in Arad. Meizam selects the acquisitions according to their fit to the local industries in Arad. These industries support the relocated companies in manufacturing and engineering services that significantly accelerate the companies' time-to-market. In addition, until on-going sales are established, these industries provide the services to the companies in exchange of Meizam common stock instead of cash, at a price of $1.00 per share or at a higher price as will be established in a private placement or a public offering.

     Arad local industries that intend to take an interest in Meizam include so far the following manufacturers:

     Luxembourg Industries Ltd. - Chemical manufacturer of intermediate products to the pharmaceutical, cosmetics and agro-chemical industries, which operates chemical reactors and other chemical production equipment. In addition, Luxembourg operates a fully equipped chemical laboratory for research and development, and quality control.

     AMS Electronics Ltd. - Electronics manufacturing service provider, which operates SMT (surface mount technology, which is an assembly of microelectronic components on board using robotic machinery) production lines and provide turn key services, including component procurement, final testing, packaging and ship-to-customer supply chain. AMS is listed on the Tel Aviv Stock Exchange.

     Danor Technical Molding Ltd. - Plastics manufacturing service provider, which operates injection molding production lines, and provides engineering services including mold design and manufacturing.

     Arad Metal Processing Ltd. - Metal processing service provider, which operates CNC (computer numerical control, which is the programming technology of computerized metal processing machinery) production lines and other special metal processing equipment, and provides engineering services.

     By the year 2012, the City of Arad targets to attract through Meizam 30-50 companies providing between 1,000-3,000 multi-disciplinary job opportunities. In order to achieve this target, the City of Arad supports Meizam through Arad-Tamar Economic Development Unit, which enjoys dedicated government budgets supporting the prospective companies for relocating to Arad, and through Arad Economic Corporation Ltd., which supports Meizam in infrastructure, administration and management services. In return, Meizam will issue shares to Arad Municipality or a related entity. In addition, Meizam will issue annually to Arad Municipality warrants in an amount equal to 5% of Meizam equity valid for 12 months at an exercise price equal to the share spot price on the issuance date.

     Meizam coordinates the supporting industries services, engineers, laboratories, and production facilities with the relocating company operations supporting multi-sight production and central integration. Most of Meizam prospective companies are in their commercialization development stage that needs prototypes, products re-design, and initial production support provided by the local industrial partners and the City of Arad. The local industries are the anchor of Meizam operations, and provide hands-on support to the relocating companies.

     Meizam provides highly skilled management support to the relocating companies through Impact Active Team staff, who optimize the commercialization and production process and support the transition of products from development to production.

     Since Meizam's business model requires heavy funding for the relocating companies, Meizam plans a public offering as soon as it completes 5-10 acquisitions. Meizam has screened over 60 prospective medical companies into a shortlist of 14 companies with already developed technologies and products aimed at the global markets and ready for commercialization, that are willing to relocate their operations to Arad.

Impact Active Team Ltd.

     On July 3, 2006, we entered into a Share Purchase Agreement with Pangea Investments GmbH, the controlling shareholder of us. Under this agreement, we purchased from Pangea all of the outstanding common stock of Impact Active Team Ltd, Inc., an Israeli corporation. In return for acquiring these shares, we paid to Pangea 2,500,000 restricted shares of our common stock. With the filing of a Form 8-K on January 31, 2007, this transaction was completed.

     Impact is a management consulting firm specializing in strategic planning and management services company providing: Active management, strategic business planning, market research, planning and management, sales management, financial planning, strategic alliances investor and public relations. The main benefits that Impact provides to us are consulting assignments that may present new business opportunities in the medical and biotech fields, and the capability to evaluate these opportunities.

     Impact partially relies its sales on an affiliation agreement with P.O.C. Hi-Tech (1992) Ltd., a leading management consulting firm in Israel. According to the affiliation agreement, consulting assignments involve Gai Mar-Chaim, one of our officers and a partner in P.O.C., will be performed by Impact.

     Impact's primary client is Philips Medical Systems Technologies, Ltd., a company based in Haifa, Israel. Through P.O.C., Impact provides Philips Medical management-consulting services on an annual retainer agreement basis.

     In June 2006, Impact engaged through P.O.C. with the City of Arad Economic Corporation in order to assist establishing a new industrial corporation in the medical field in the City of Arad. The new entity's objective is to expand the industry and employment infrastructure of Arad by partial acquisition of promising companies in the medical field that will establish their operations in Arad. Besides establishing the new corporation, Impact screens the prospective companies that will enjoy the new corporation's finding. As part of the screening process, Impact is interviewing numerous companies in the medical field in Israel, thus generating an attractive pipeline of business opportunities for us. Although Impact performs this assignment on a consulting basis, Arad Economic Corporation invited us to be a partner in the new medical corporation and in the acquisition of the relocating companies.

     In addition, Impact has recently provided through P.O.C.
strategic planning services to the Israel Insurance Brokers
Association and management consulting services to companies in the fields of medical equipment, digital video and car accessories.

     Impact also works in alliance, through P.O.C., with Aviv Management, Engineering & MIS Ltd., a leading Israeli operations management-consulting group. This alliance enables Impact expanding the scope of its management consulting services and provides access to Aviv's customer base.

     Impact does not employ its consultants on a payroll basis. Consulting assignments will be performed by Mr. Mar-Chaim and Mr. Elimelech, who are officers of Andain, as well as by various consultants and experts employed by Impact on a contractual basis.

Employees.

     We now have five full time employees and three part time employees.

                               PLAN OF OPERATION

     The following plan of operation is based upon, and should be read in conjunction with, its audited financial statements and related notes included elsewhere in this Form SB-2, which have been prepared in accordance with accounting principles generally accepted in the United States.

General Discussion.

     We are a developmental stage enterprise, and have not generated any revenues to date. We have devoted substantially all of our past efforts to seeking an acquisition of a business/assets for the company and complying with our reporting requirements with the Securities Exchange Act of 1934.

     Our current cash and cash equivalents balance will be not be sufficient to fund our operations for the next 12 months. Our ability to continue as a going concern on a longer-term basis will be dependent upon our ability to generate sufficient cash flow from operations to meet our obligations on a timely basis, to retain our current financing, to obtain additional financing, and ultimately attain profitability. Our continued operations, as well as the implementation of our business plan will depend upon our ability to raise additional funds through bank borrowings and equity or debt financing.

     We raised $7,700 from the issuance of 770,000 common shares pursuant to a Regulation S offering during July 2006. On July 19, 2006, we entered into a Regulation S Stock Purchase Agreement with 1568934 Ontario Limited for the sale of 200,000 restricted shares of our common stock for consideration of $150,000 ($0.75 per share). These shares were issued on August 6, 2006, the value of which was recorded as offering costs against paid-in capital. Each share was accompanied by a 12-month warrant to acquire five shares at the price of our initial public offering as determined on the first trading day.

     Whereas we have been successful in the past in raising capital, no assurance can be given that these sources of financing will continue to be available to it and/or that demand for our common stock will be sufficient to meet our capital needs, or that financing will be available on terms favorable to us. If funding is insufficient at any time in the future, we may not be able to take advantage of business opportunities or respond to competitive pressures, or may be required to reduce the scope of our planned product development and marketing efforts, any of which could have a negative impact on our business and operating results. In addition, insufficient funding may have a material adverse effect on our financial condition, which could require it to:

     - curtail operations significantly;

     - sell significant assets;

     - seek arrangements with strategic partners or other parties that may require us to relinquish significant rights to products, technologies or markets; or

     - explore other strategic alternatives including a merger or sale of us.

     To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of such securities may result in dilution to our existing stockholders. If additional funds are raised through the issuance of debt securities, these securities may have rights, preferences and privileges senior to holders of common stock and the terms of such debt could impose restrictions on our operations. Regardless of whether our cash assets prove to be inadequate to meet our operational needs, we may seek to compensate providers of services by issuance of stock in lieu of cash, which may also result in dilution to our existing shareholders.

Operations.

     We intend to focus initially on delivery of antibiotics via inhalation. In order to expedite time to market, we also intends to focus initially on VAP patients in hospitals, where the mortality rate is high and TPDS technology may be considered as a life saving solution.

     We are looking for expediting the regulatory process to obtain an FDA approval. Although we will be required to conduct full clinical trials in order to obtain an FDA approval that will allow us to sell its products in the USA, it can start commercializing its product outside the US before obtaining the FDA approval. In Europe, we are required to obtain only a CE-Mark certification plus local registration certificates to start sales. In addition, due to the life saving nature of our product, we may apply to the FDA for a "Compassionate Use" certificate that will allow us to begin selling our products to hospitals in the US before the clinical trials are concluded.

     We intend to retain regulatory consultants in order to expedite obtaining certifications in Israel, Europe, USA and the rest of the world. We also intend to obtain local certifications outside the USA that allow selling its products before obtaining the FDA approval for selling our products in the USA. We believe that such local certifications will allow us to begin generating revenues in this field by 2007.

     In order to simplify the regulatory process, we intend to focus initially on generic FDA-approved drugs and on a drug delivery formulation based on GRAS (Generally Recognized As Safe) components. We intend to conduct pre-clinical trials in animals, mainly to prove safety issues that will allow us to apply for clinical trials in hospitals. Due to the life saving nature of our products, we expect that upon the completion of the safety pre-clinical trial some hospitals will start conducting clinical trials in their respiratory intensive care unit focusing initially on life threatened patients. Should the clinical trials show successful results, we expect that hospitals will expand the usage to patients that are not in a life-threatening situation.

     We intend to develop in parallel a product for home use aimed at the mass market of COPD patients. We also intend to utilize the synergy in the regulatory procedures and expedite the COPD product development in parallel to the VAP product. Since the mass COPD market is not in a life-threatening situation, we believe that it requires an FDA approval to commercialize the product in the USA. Therefore, we intend to focus on the hospital VAP product in order to promote the market education, if and when the FDA approval is obtained leverage it for the COPD product launching. We estimate that it will start COPD drug sales by 2008 out of the USA and by 2009 in the USA.

     We have already started looking for a GMP manufacturing infrastructure that may produce our products. We intend to rely initially on existing drug producers, but in the long run it may establish our own manufacturing line.

     When clinical trials start, we intend to approach pharmaceutical companies in Europe and Israel that specialize in distributing hospital supply. Such companies may take the responsibility for the local regulatory procedures as well as the local sales to hospitals. We believe that such local business partners may start sales by end 2007 or early 2008.

Purchases.

     There is no plan to purchase significant equipment or plant. We may acquire additional business synergetic to its current business line. For the present time, there is no plan for such a transaction. We plan to recruit additional 2 employees: pre-clinical trials manager, and regulatory manager.

Further Search for Business Opportunities.

     In addition to the above business activities, we will continue to search for business opportunities, particularly toward small and medium-sized enterprises. We do not propose to restrict our search to any particular geographical area or industry, and may, therefore, engage in essentially any business, to the extent of its limited resources. This includes industries such as service, manufacturing, high technology, product development, medical, communications and others. Our discretion in the selection of business opportunities is unrestricted, subject to the availability of such opportunities, economic conditions, and other factors. No assurance can be given that we will be successful in finding or acquiring a desirable business opportunity, and no assurance can be given that any acquisition, which does occur, will be on terms that are favorable to us or our current stockholders. Business opportunities may come to our attention from various sources, including professional advisers such as attorneys and accountants, venture capitalists, members of the financial community, and others who may present unsolicited proposals. We may pay a finder's fee in connection with any such transaction.

     We will not restrict our search to any specific kind of firm, but may acquire a venture which is in its preliminary or development stage, one which is already in operation, or in a more mature stage of its corporate existence. The acquired business may need to seek additional capital, may desire to have its shares publicly traded, or may seek other perceived advantages which we may offer. However, we do not intend to obtain funds to finance the operation of any acquired business opportunity until such time as we have successfully consummated the merger or acquisition transaction.

     The analysis of business opportunities will be under the supervision of our officers and directors. In analyzing prospective business opportunities, management will consider such matters as available technical, financial and managerial resources; working capital and other financial requirements; history of operations, if any; prospects for the future; nature of present and expected competition; the quality and experience of management services which may be available and the depth of that management; the potential for further research, development, or exploration; specific risk factors not now foreseeable, but which then may be anticipated to impact our proposed activities; the potential for growth or expansion; the potential for profit; the perceived public recognition or acceptance of products, services, or trades; name identification; and other relevant factors. In many instances, it is anticipated that the historical operations of a specific business opportunity may not necessarily be indicative of the potential for the future because of a variety of factors, including, but not limited to, the possible need to expand substantially, shift marketing approaches, change product emphasis, change or substantially augment management, raise capital and the like.

     Management intends to meet personally with management and key personnel of the target business entity as part of its investigation. To the extent possible, we intend to utilize written reports and personal investigation to evaluate the above factors.

     Prior to making a decision to participate in a business opportunity, we will generally request that we be provided with written materials regarding the business opportunity containing as much relevant information as possible, including, but not limited to, such items as a description of products, services and company history; management resumes; financial information; available projections, with related assumptions upon which they are based; an explanation of proprietary products and services; evidence of existing patents, trademarks, or service marks, or rights thereto; present and proposed forms of compensation to management; a description of transactions between such company and its affiliates during the relevant periods; a description of present and required facilities; an analysis of risks and competitive conditions; a financial plan of operation and estimated capital requirements; audited financial statements, or if they are not available at that time, unaudited financial statements, together with reasonable assurance that audited financial statements would be able to be produced within a required period of time; and the like.

     We will participate in a business opportunity only after the negotiation and execution of appropriate agreements. Although the terms of such agreements cannot be predicted, generally such agreements will require certain representations and warranties of the parties thereto, will specify certain events of default, will detail the terms of closing and the conditions which must be satisfied by the parties prior to and after such closing, outline the manner of bearing costs, including costs associated with our attorneys and accountants, and will include miscellaneous other terms.

                             DESCRIPTION OF PROPERTY

     We have no properties and at this time has no agreements to acquire any properties. We currently maintain a mailing address at the office of its corporate agent, Corporate Service Center, located at 5190 Neil Road, Suite 430, Reno, Nevada 89502. We pay an annual fee for use of this address. These offices are currently adequate for our needs.

                  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Other than as set forth below, during the last two fiscal years there have not been any relationships, transactions, or proposed transactions to which we were or are to be a party, in which any of the directors, officers, or 5% or greater stockholders (or any immediate family thereof) had or is to have a direct or indirect material interest.

     On January 10, 2005, we issued 100,000 shares of our common stock to Pangea Investments GmbH. The shares were valued at a total of $100.00, or $0.001 per share.

     On August 16, 2005, we issued 1,900,000 shares of our common stock to Pangea Investments GmbH, valued at $1,900 ($0.001 per share). Pangea Investments by this issuance of stock is being reimbursed for providing a loan to us in the amount of $1,900.

     On July 3, 2006, we entered into a Share Purchase Agreement with Pangea Investments GmbH. Under this agreement, we purchased from Pangea all of the outstanding common stock of Impact Active Team Ltd, Inc., an Israeli corporation. In return for acquiring these shares, we paid to Pangea 2,500,000 restricted shares of our common stock.

     On July 3, 2006, we entered into a Technology Purchase Agreement with Pangea Investments GmbH. Pangea is the owner of the intellectual properties, potential patent rights, know-how and research and development in process, and all related technical information, in connection with technology as described in a U.S. patent application filed on June 7, 2006. This application covers a pulmonary inhalation drug delivery system for hydrophobic drug molecules for wet and dry inhalation. In return for acquiring the rights to use the technology covered by this patent, we paid to Pangea 4,500,000 restricted shares of our common stock.

     On July 3, 2006, we sold 770,000 shares of our common stock to a total of 56 investors for a total consideration of $7,700.00 ($0.01 per share). One of these investors (50,000 shares) was Ralph Marthaler, the controlling person of Pangea Investments GmbH. Other related party investors were Mr. Elimelech (and nine members of his immediate family) (255,000 shares), our president and a director, and Mr. Mar-Chaim (and ten members of his immediate family) (235,000 shares), our treasurer and a director.

     On July 3, 2006, we entered into a Consulting Agreement with Pangea Investments GmbH. Under this agreement, which has an initial term of four years, Pangea will provide services in the areas of company foundation and equity growth. As compensation under this agreement Pangea, will be paid the following:

     For the period from                       2,000,000 Andain common stock
      August 1, 2004 to                        shares (already paid and
      December 31, 2005                        reported in a Form 8-K
                                               filed on August 22, 2005)

Monthly Management Fee per person              US $5,000 (accrued but not yet
                                               paid)

Expenses as defined in Section 3               Full reimbursement

Quarterly Bonus - to be                        50,000 unrestricted
delivered on the first                         business day of each
quarter, quarterly in arrears                  (accrued but not yet paid).

     On July 3, 2006, we entered into a Business Development Services
Agreement with Pangea Investments GmbH.   Under this agreement, which
has an initial term of ten years, Pangea will provide us with services that will include business opportunities, technologies, products, and companies synergetic to our operations. If during the term of this Agreement or within 24 months thereafter, we will be engaged in a transaction of acquiring technology, products companies, or business in any equity or monitory transaction of any of the business opportunities presented to us by Pangea, then we will grant Pangea an irrevocable option to acquire a number of our common stock up to 13% of the transaction's value as reflected at our share price at the date that our counterparty signs the transaction agreement.

     On July 3, 2006, we entered into a Finder's Fee Agreement with Pangea Investments GmbH. Under this agreement, which has an initial term of one month, Pangea is being engaged for the purpose of introducing us to potential non-United States investors in our equity. In the event that during the term of this agreement any introduced person or entity enters into an equity investment transaction with us for the investment of not less than $500,000 in the aggregate, Pangea would be entitled to receive from us in consideration for the services rendered by it either of the following compensations:

     in the event that the said equity investment transaction is entered into at the Agreed Company's Value (as defined in the agreement), Pangea will receive a fee equal to 13% of the gross dollar amount received by us, to be paid by us to that firm within 30 days of receipt of any amount of investment, or in the event that the said equity investment transaction is entered into at a value that is higher than the Agreed Company's Value, Pangea will receive, in lieu of the fee mentioned above, such number of our shares which is the difference between the number of shares that would have been issued to the investors if the said equity investment transaction would have been entered into on the basis of the Agreed Company's Value and the number of shares actually issued by us under this equity investment transaction.

     We granted Pangea an option to convert the amount due under this agreement into the shares of our common stock. Such an option will be granted to Pangea by us for consecutive 36 months of such finder's fee payments. Pangea will exercise its option to purchase the common stock at the same share price paid by such an investor to us entitling Pangea to its fee.

     On July 3, 2006, we entered into employment agreements with our two officers, Mr. Elimelech, president, and Mr. Mar-Chaim, secretary/treasurer. Under these agreements, which are for an indefinite period, these individuals are to be compensated in their positions as our officers. We will pay to these employees, on or before the 9th day of each calendar month, during the term of this agreement, a gross salary of $10,000 per month with respect to the period commencing on the effective date and terminating upon the earlier of January 1, 2007 or the end of the calendar month during which the Employee will desire to convert the employees due salaries to Company shares of common stock at a share price of $0.10 per share; $15,000 per month with respect to the period commencing upon such conversion and upon expiration of this period; and $20,000 per month with respect to the period starting on January 1, 2008. This salary, unless otherwise specifically provided herein, does not include the employment-benefit payments provided by any applicable law. These individuals will also be eligible to have a company car and receive certain other employee benefits.

     On July 19, 2006, 1568934 Ontario Limited entered into a Share Purchase Agreement with Pangea Investments GmbH, the controlling shareholder of the Issuer. Under this agreement, Pangea sold to 1568934 Ontario Limited 1,800,000 shares of common stock owned by it for a total consideration of $1,800 ($0.01 per share).

     On July 19, 2006, we entered into a Regulation S Stock Purchase Agreement with 1568934 Ontario Limited for the sale of 200,000 restricted shares of our common stock for consideration of $150,000 ($0.75 per share). These shares were issued on August 6, 2006. Each share was accompanied by a 12-month warrant to acquire 5 shares at the price of our initial public offering as determined on the first trading day.

     For each of the transactions noted above, the transaction was negotiated, on our part, on the basis of what is in the best interests of our stockholders and us. In addition, in each case the interested affiliate did vote in favor of the transaction; however, the full board of directors did make the determination that the terms in each case were as favorable as could have been obtained from non-affiliated parties.

     Certain of our officers and directors are engaged in other businesses, either individually or through partnerships and corporations in which they have an interest, hold an office, or serve on a board of directors. As a result, certain conflicts of interest may arise between Andain and such officers and directors. We will attempt to resolve such conflicts of interest in our favor.

                       MARKET FOR COMMON EQUITY AND
                       RELATED STOCKHOLDER MATTERS

Market Information.

     Currently, there is no public trading market for our common stock. In order to qualify for listing on the Over the Counter Bulletin Board, we must comply with the eligibility rules of the Bulletin Board (that is, all listed companies must be reporting companies), and accordingly we previously filed a Form 10-SB Registration Statement with the Securities and Exchange Commission, which has cleared all comments. After the effectiveness of the Form SB-2, we intend apply for listing on the Bulletin Board.

Holders of Common Equity.

     As of February 1, 2007, we had 59 record holders of our common stock. The number of record holders was determined from the records of the transfer agent.

Dividend Information.

     We have not declared or paid a cash dividend to stockholders since it was organized. The board of directors presently intends to retain any earnings to finance our operations and does not expect to authorize cash dividends in the foreseeable future. Any payment of cash dividends in the future will depend upon our earnings, capital requirements and other factors.

Securities Authorized for Issuance under Equity Compensation Plans.

     Andain has not adopted any equity compensation plans.

                            EXECUTIVE COMPENSATION

     The current officers and directors have not received any compensation to date. They will not be remunerated until business operations start generating cash flows enabling payment of compensation.

     There are no annuity, pension or retirement benefits proposed to be paid to our officers, directors, or employees in the event of retirement at normal retirement date, as there is no existing plan provided for or contributed to by us.

     No remuneration is proposed to be paid in the future directly or indirectly by Andain to any officer or director since there is no existing plan that provides for such payment, including a stock option plan.

     On July 3, 2006, we entered into employment agreements with its two officers, Sam Shlomo Elimelech, President, and Gai Mar-Chaim,
Secretary/Treasurer. For a further discussion, please see Certain Relationships and Related Transactions.

                              FINANCIAL STATEMENTS

     Unaudited financial statements as of September 30, 2006 and for the three and nine months ended September 30, 2006 and 2005, and audited financial statements for year ended December 31, 2005 and the period of July 23, 2004 (inception) to December 31, 2004, for Andain are presented in a separate section at the end of this prospectus. Also, unaudited financial statements as of September 30, 2006 and for the nine months ended September 30, 2006 and 2005, and audited financial statements for the years ended December 31, 2005 and 2004, for Impact are also presented in that section. Finally, unaudited pro forma financial statements in connection with the acquisition of Impact by Andain are presented in that section.

             CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                  ACCOUNTING AND FINANCIAL DISCLOSURE

     Effective on January 1, 2006, Child, Sullivan & Company, the independent registered public accounting firm who was previously engaged as the principal accountant to audit our financial statements, changed its accounting practice from a corporation to a professional limited liability company named Child, Van Wagoner & Bradshaw, PLLC. As this is viewed as a separate legal entity, we terminated our accounting arrangement with Child, Sullivan & Company. The decision to change principal accountants was approved by our Audit Committee and subsequently approved by our board of directors.

     Child, Sullivan & Company audited our financial statements for the period from July 23, 2004 (inception) through January 12, 2005. This firm's report on these financial statements was modified as to uncertainty that we will continue as a going concern; other than this, the accountant's report on the financial statements for that period neither contained an adverse opinion or a disclaimer of opinion, nor was qualified or modified as to uncertainty, audit scope, or accounting principles.

     During the period from July 23, 2004 (inception) through January 12, 2005, and the subsequent interim period preceding such change, there were no disagreements with Child, Sullivan & Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. In addition, there were no "reportable events" as described in Item 304(a)(1)(iv)(B)1 through 3 of Regulation S-B that occurred during the period from July 23, 2004 (inception) through January 12, 2005, and the subsequent interim period preceding such change

     On January 1, 2006, we engaged Child, Van Wagoner & Bradshaw, PLLC, as successor to Child, Sullivan & Company, as our independent registered public accounting firm to audit our financial statements. During the period from July 23, 2004 (inception) through January 12, 2005, and the subsequent interim period prior to engaging this firm, neither us (nor someone on our behalf) consulted the newly engaged accountant regarding any matter.

                               LEGAL MATTERS

     Brian F. Faulkner, A Professional Corporation, will issue an opinion with respect to the validity of the shares of common stock being offered hereby.

                                 EXPERTS

     Child, Van Wagoner & Bradshaw, PLLC, certified public accountants, have audited, as set forth in their report thereon appearing elsewhere herein, our financial statements as of December 31, 2005 and 2004, and for the periods then ended, that appear in this prospectus. The financial statements referred to above are included in this prospectus with reliance upon the auditors' opinion based on their expertise in accounting and auditing.

                             AVAILABLE INFORMATION

     We have filed with the Securities and Exchange Commission, Washington, D.C. 20549, a registration statement on Form SB-2 under the Securities Act of 1933 with respect to the shares of common stock offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules filed with the registration statement. Certain items are omitted in accordance with the rules and regulations of the Commission. For further information with respect to us and the common stock offered by this prospectus, reference is made to the registration statement and the exhibits and schedules filed with the registration statement. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

     A copy of the registration statement, and the exhibits and schedules filed with it, may be inspected without charge at the public reference facilities maintained by the Commission at 100 F
Street, N.E., Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from such offices upon the payment of the fees prescribed by the Commission. The public may obtain information on the operation of the public reference room by calling the Commission at 1 (800) SEC-0330. The Commission maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the site is http://www.sec.gov. The registration statement, including all its exhibits and any amendments, has been filed electronically with the Commission.

                              FINANCIAL STATEMENTS

                                  ANDAIN, INC.
                         (A Development Stage Company)
                          CONSOLIDATED BALANCE SHEET
                              September 30, 2006
                                  (Unaudited)

                                     ASSETS

Current assets:
Cash                                                            $  157,700
Prepaid expenses                                                       500

Total assets                                                    $  158,200

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable                                                $    3,400
Accrued compensation - executives                                   60,000
Accrued expenses - stockholder (Note 5)                             62,631

Total liabilities                                                  126,031

Stockholders' equity  (Note 4):
   Preferred stock at $0.001 par value;
   authorized 10,000,000 shares;
   no shares issued and outstanding                                     --

   Common stock at $0.001 par value;
   authorized 500,000,000 shares;
   9,980,000 shares issued and outstanding                           9,980

Additional paid-in capital                                         149,730

Deficit accumulated during development stage                      (127,541)

  Total stockholders' equity                                        32,169

Total liabilities and stockholders' equity                      $  158,200

       See Accompanying Notes to Consolidated  Financial Statements


                                     ANDAIN, INC.
                             (A Development Stage Company)
                        CONSOLIDATED STATEMENTS OF OPERATIONS
                                     (Unaudited)



                                                                                        From Inception
                         For the Three Months Ended      For the Nine Months Ended      (July 23, 2004)
                        Sept 30, 2006  Sept 30, 2005    Sept 30, 2006  Sept 30, 2005    to Sept 30, 2006
Revenue                 $       --     $       --       $       --     $         --        $       --

Expenses:                       --             --               --               --                --

General, administrative,
organization, &
related expenses           104,940          2,005          108,153           11,494           127,541

Net loss and deficit
Accumulated during
development stage       $ (104,940)    $   (2,005)      $ (108,153)    $    (11,494)      $  (127,541)

Basic and diluted loss
per share               $    (0.01)    $    (0.00)           (0.02)    $      (0.03)

Weighted average number
of common shares
outstanding              9,730,652      1,018,696        4,611,832          412,198


                 See Accompanying Notes to Consolidated  Financial Statements


                                         ANDAIN, INC.
                                (A Development Stage Company)
                             CONSOLIDATED STATEMENTS OF CASH FLOWS
                                          (Unaudited)



                                                   For the Nine      For the Nine      From Inception
                                                   Months Ended      Months Ended      (July 23, 2004) to
                                                   Sept 30, 2006     Sept 30, 2005      Sept 30, 2006
Operating Activities:
  Net loss                                         $  (108,153)      $   (11,494)       $  (127,541)
  Adjustments to reconcile net loss to
  net cash used in operations:
Shares issued for legal services                            --                10                 10
Changes in operating assets and liabilities:
  Prepaid expenses                                        (500)              800               (500)
  Accounts payable                                         214             2,585              3,400
  Accrued compensation                                  60,000                --             60,000
  Accrued expenses - stockholder                        48,439             7,999             64,531
Net cash used in operating activities                       --              (100)              (100)

Investing Activities:                                       --                --                 --

Financing Activities:
  Shares issued for cash                               157,700               100            157,800
Net cash provided by financing activities              157,700               100            157,800

Increase in cash and cash equivalents                  157,700                --                 --

Cash and cash equivalents, beginning of period              --                --                 --

Cash and cash equivalents, end of period           $   157,700        $       --        $   157,700

Supplemental schedule of cash flow activities:
  Cash paid for:
      Interest                                     $         -        $        -        $         -
      Income taxes                                 $         -        $        -        $         -

Noncash investing and financing activities:
Stock issued to reduce stockholder accrual         $         -        $    1,900        $     1,900
Stock issued to acquire subsidiary                 $         -        $        -        $         -
Stock issued to acquire technology rights          $         -        $        -        $         -


                  See Accompanying Notes to Consolidated Financial Statements


                                                ANDAIN, INC.
                                        (A Development Stage Company)
                                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                            SEPTEMBER 30, 2006
                                                (Unaudited)

NOTE 1 - PRESENTATION AND ORGANIZATION

The accompanying unaudited financial statements include the accounts of Andain, Inc., a Nevada corporation, and TPDS, Ltd., an Israeli corporation (collectively "the Company"). These statements are condensed and, therefore, do not include all disclosures normally required by accounting principles generally accepted in the United States of America. These statements should be read in conjunction with the Company's most recent annual financial statements for the period of inception (July 23, 2004) to December 31, 2005 in a Form 10-KSB filed with the U.S. Securities and Exchange Commission ("SEC"). In the opinion of management, all adjustments necessary for a fair presentation have been included in the accompanying condensed financial statements and consist of only normal recurring adjustments. The results of operations presented in the accompanying condensed financial statements for the periods ended September 30, 2006 and 2005 are not necessarily indicative of the operating results that may be expected for the full year ending December 31, 2006.

The Company was incorporated under the laws of the State of Nevada on July 23, 2004 and has been inactive since inception. The Company intends to serve as a vehicle to effect an asset acquisition, merger, exchange of capital stock or other business combination with a domestic or foreign business.

The Company has not earned any revenue from operations. Accordingly, the Company's activities have been accounted for as those of a "Development Stage Enterprise" as set forth in the Financial
Accounting Standards Board ("FASB") Statement of Financial Accounting Standards ("SFAS") No. 7. Among the disclosures required by SFAS No.
7, are that the Company's financial statements be identified as those of a development stage company, and that the statements of operations and cash flows disclose activity since the date of the Company's inception.

On August 14, 2006, the Company established TPDS, Ltd., an Israeli corporation ("TPDS"), as an operating subsidiary to further develop and commercialize the novel drug delivery technology that was acquired from Pangea Investments GmbH. TPDS has issued 2,261,125 restricted shares of common stock, of which 1,561,165 shares were issued to us, 50,000 shares were issued to Dr. Leonid Luria, TPDS chief scientist, 350,000 shares were issued to an escrow account on behalf of Dr. Leonid Luria according to a vesting plan, and 300,000 shares were issued to an escrow account on behalf of future key personnel.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Provision for Taxes.

At September 30, 2006, the Company had net operating loss carryforwards of $127,541 that may be offset against future federal taxable income through 2026. No tax benefit has been reported with respect to these net operating loss carryforwards in the accompanying financial statements because the Company believes that realization is not likely. Accordingly, the potential tax benefits of the net loss carryforwards are fully offset by a valuation allowance, which increased by approximately $38,000 and $4,000 during the nine months ended September 30, 2006 and 2005, respectively.

The income tax benefit differs from the amount computed at the federal statutory rates of approximately 35% as follows:

Income tax benefit at statutory rate            $        (38,000)
Valuation allowance                                       38,000
                          Total                 $              -

Deferred tax assets (liabilities) at September 30, 2006 are comprised of the following:

Net operating loss carryforwards               $         38,000
Valuation allowance                                     (38,000)
Net                                            $              -

If substantial changes in the Company's ownership should occur, there would be an annual limitation of the amount of net operating loss carryforwards that may be utilized by the Company.

Cash Equivalents.

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. The
Company had $157,700 in cash or equivalents at September 30, 2006.

Estimates.

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Because of the use of estimates inherent in the financial reporting process, actual results could differ significantly from those estimates.

Basic Loss Per Common Share.

Basic loss per common share has been calculated based on the weighted average number of shares outstanding during the period. There are no dilutive securities during September 30, 2006 or 2005 for purposes of computing fully diluted earnings per share. Due to the Company's accumulated net losses, the warrants issued in connection with a private offering in August 2006 (Note 4) would have an antidilutive effect on earnings (loss) per share.

NOTE 3 - GOING CONCERN

The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not established any source of revenue to cover its operating costs. The Company will engage in very limited activities without incurring any liabilities that must be satisfied with cash until a source of funding is secured. The Company will offer non-cash consideration and seek equity lines as a means of financing its operations. If the Company is unable to obtain revenue producing contracts or financing or if the revenue or financing it does obtain is insufficient to cover any operating losses it may incur, it may substantially curtail or terminate its operations or seek other business opportunities through strategic alliances, acquisitions or other arrangements that may dilute the interests of existing stockholders.

NOTE 4 - STOCKHOLDERS' DEFICIT

Common Stock.

On December 10, 2004, the Board of Directors resolved to issue 110,000 shares of common stock at $0.001 per share to one company and one
individual.   The shares were issued on January 10, 2005 in exchange
for $100 in cash and $10 of legal services.

On August 17, 2005, the Company issued 1,900,000 shares of common stock at $0.001 per share to its controlling stockholder for total value of $1,900 to reduce reimbursements payable to the controlling stockholder (Note 5).

On July 3, 2006, the Company issued 4,500,000 restricted shares of the Company's common stock to Pangea Investments GmbH, its controlling stockholder, in return for novel technology rights (Note 5).

On July 3, 2006, the Company issued 2,500,000 restricted shares of the Company's common stock to Pangea Investments GmbH, the controlling shareholder of the Company in return for all of the outstanding common stock of Pangea's subsidiary Impact Active Team Ltd, an Israeli corporation (Note 5).

On July 3, 2006, the Company sold 770,000 shares of its common stock to a total of 56 investors for a total consideration of $7,700.00 ($0.01 per share). One of these investors (50,000 shares) is Ralph Marthaler, the controlling person of Pangea Investments GmbH, which is in turn the controlling shareholder of the Company. Other related party investors are Sam Shlomo Elimelech (and nine members of his immediate family) (255,000 shares), the Company's president and a director, and Gai Mar-Chaim (and ten members of his immediate family) (235,000 shares), the Company's treasurer and a director.

On July 19, 2006, the Company entered into a Regulation S Stock Purchase Agreement with 1568934 Ontario Limited for the sale of 200,000 shares of the Company's common stock for consideration of $150,000 ($0.75 per share). These shares were issued on August 6, 2006. Each share was accompanied by a 12-months warrant to acquire 5 shares at the price of the Company's initial public offering as determined on the first trading day.

The holders of the Company's common stock:

     - have equal ratable rights to dividends from funds legally available for payment of dividends when, and if declared by the board of directors;

     - are entitled to share ratably in all of the assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

     - do not have preemptive, subscription or conversion rights, or redemption or access to any sinking fund; and

     - are entitled to one non-cumulative vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders.

Preferred Stock.

The Company has authorized, but not issued, 10,000,000 shares of preferred stock, par value $0.001 per share. The board of directors has the authority to establish and fix the designation, powers, or preferences of preferred shares without further vote by the stockholders.

NOTE 5 - RELATED PARTY TRANSACTIONS

(a) The Company relies on its controlling stockholder (the Stockholder) for payment of its expenses during its development stage. Since inception, this stockholder had accumulated reimbursements totaling $34,531. On August 17, 2005, the Company issued common stock valued at $1,900 to the Stockholder (Note 4),
reducing the amount owed at September 30, 2006 to $32,631.    Of the
expenses, $20,020 was for legal fees incurred with the Company's attorney, who is a minority stockholder of the Company. The reimbursable expenses are non-interest bearing. Interest has not been imputed due to the minimal impact on the financial statements. These amounts are due on demand once the Company successfully completes a business combination and has available cash flows.

(b)  On July 3, 2006, the Company entered into a Technology
Purchase Agreement with Pangea Investments GmbH, the Company's controlling shareholder. Pangea is the creator of certain intellectual properties, potential patent rights, know-how and research and development. In return for acquiring the rights to use the technology, the Company paid to Pangea 4,500,000 restricted shares of the Company's common stock. The Company has recorded the asset at historical cost in accordance with the SEC's Staff Accounting Bulletin 5(g), "Transfers of Non-Monetary Assets by
Promoters or Shareholders."   Since Pangea expensed the costs for the
intellectual properties, the historical cost is assumed to be $0.

(c) On July 3, 2006, the Company entered into an Acquisition Agreement with Pangea Investments GmbH, the controlling shareholder of the Company. Under this agreement, the Company agreed to purchase from Pangea all of the outstanding common stock of Impact Active Team Ltd, Inc., an Israeli corporation. In return for acquiring these shares, the Company paid to Pangea 2,500,000 restricted shares of the Company's common stock. Under an Addendum to this Agreement, this transaction is not intended to close until the audited financial statements, and associated pro forma financial statements, of Impact are completed. An investment in Impact was not recorded because management has determined the value of Impact's shares to be nominal.

This acquisition will be treated for accounting purposes as a transfer of assets between entities under common control, as detailed in SFAS No. 141, Appendix D, paragraphs 11-18. This is due to the fact that Pangea, the Company's controlling shareholder, was the sole owner of Impact, and merely "transferred" its interest in Impact to the Company. Such a transfer is accounted for at cost (resulting in no goodwill).

(d)  On July 3, 2006, the Company entered into a Consulting
Agreement with Pangea Investments GmbH, its controlling shareholder. Under this agreement, which has an initial term of four years, Pangea will provide services in the areas of company foundation and equity growth. As compensation under this agreement Pangea, will be paid the following:

For the period from August             2,000,000 Andain common
1, 2005 to December 31, 2005           stock shares (already
                                            paid and reported in a
                                            Form 8-K filed on August 22, 2005)

Monthly Management Fee per person      US $5,000 ($30,000 accrued)

Expenses as defined in Section 3       Full reimbursement

Quarterly Bonus to be delivered
on the first business day of
each quarter, quarterly in arrears     50,000 unrestricted shares per person

(e) On July 3, 2006, the Company entered into a Business Development Services Agreement with Pangea Investments GmbH, its controlling
shareholder.   Under this agreement, which has an initial term of ten
years, Pangea will provide the Company with services that will include business opportunities, technologies, products, and companies synergetic to the Company's operations. If during the term of this Agreement or within 24 months thereafter the Company will be engaged in a transaction of acquiring technology, products companies, or business in any equity or monitory transaction of any of the business opportunities presented to the Company by Pangea, then the Company will grant Pangea an irrevocable option to acquire a number of the Company's common stock up to 13% of the transaction's value as reflected at the Company's share price at the date that the Company's counterparty signs the transaction agreement.

(f)  On July 3, 2006, the Company entered into a Finder's
Fee Agreement with Pangea Investments GmbH, its controlling shareholder. Under this agreement, which has an initial term of one month, Pangea is being engaged for the purpose of introducing the Company to potential non United States investors in the equity of the Company. In the event that during the term of this agreement any introduced person or entity enters into an equity investment transaction with the Company for the investment of not less than $500,000 in the aggregate, Pangea would be entitled to receive from the Company in consideration for the services rendered by it either of the following forms of compensation:

        (i) in the event that the said equity investment transaction is entered into at the Agreed Company's Value (as defined in the agreement), Pangea will receive a fee equal to 13% of the gross dollar amount received by the Company, to be paid by the Company to the Finder within 30 days of receipt of any amount of investment, or

        (ii) in the event that the said equity investment transaction is entered into at a value that is higher than the Agreed Company's Value, Pangea will receive, in lieu of the fee mentioned above, such number of shares which is the difference between the number of shares that would have been issued to the investors if the said equity investment transaction would have been entered into on the basis of the Agreed Company's Value and the number of shares actually issued by the Company pursuant to the said equity investment transaction.

The Company will grant Pangea an option to convert the amount due under this agreement into the shares of Company common stock. Such an option will be granted to Pangea by the Company for 36 consecutive months of such finder's fee payments. Pangea will exercise its option to purchase the common stock at the same share price paid by such an investor to the Company entitling Pangea to its fee.

(g) On July 3, 2006, the Company entered into employment agreements with its two officers, Sam Shlomo Elimelech, President, and Gai Mar-Chaim, Secretary/Treasurer. Under these agreements, which are for an indefinite period, these individuals are to be compensated in their positions as officers of the Company. The Company shall pay to the employees, on or before the 9th day of each calendar month, during the term of this agreement, a gross salary as follows: (a) $10,000 per month with respect to the period commencing on the effective date and terminating upon the earlier of: (i) January 1, 2007; (ii) the end of the calendar month during which the employee will desire to convert the employees due salaries to Company shares of common stock at a share price of $0.10 per share; (b) $15,000 per month with respect to the period commencing upon such conversion and upon expiration of the period set forth in (a) above; and (c) $20,000 per month with respect to the period starting on January 1, 2008. This salary, unless otherwise specifically provided herein, does not include the employment-benefit payments provided by any applicable law. These individuals will also be eligible to have a company car and receive certain other employee benefits. A total of $60,000 has been accrued since the agreements' inception.

NOTE 6 - SUBSEQUENT EVENTS

(a) On October 25, 2006, the Company established Meizam - Advanced Enterprise Center Arad Ltd., an Israeli corporation ("Meizam"), as an operating subsidiary in the City of Arad that will industrialize and commercialize novel technologies in the biotechnology and medical fields. The Company intends to acquire through Meizam novel technologies at the end of the development phase in order to industrialize them with the assistance of the existing industries in the City of Arad, which will join Meizam as shareholders and provide part of their manufacturing services for shares in Meizam. Meizam was established to carry out a joint project with Arad Economic Development Corporation to develop the biotech and medical industry in Arad. Meizam intends to enter into agreement with Arad Economic Development Corp. to provide Meizam with infrastructure and management services in return for Meizam shares as well as municipal and government funding. In order to initiate this project, Arad Economic Development Corp. entered in June 2006 into a consulting agreement with Impact Active Team Ltd. to screen prospective technologies and design the project's strategy and business structure. This consulting assignment is funded by the Ministry of Deputy Prime Minister (Shimon Peres) and the Ministry of Immigrant Absorption. The plan of operation in Meizam for the next twelve months is to screen prospective technologies and acquire five to ten of the most attractive and promising, enter into agreements with the existing industries in Arad, hiring management staff that will push forward the industrialization and commercialization of these technologies to reach commercial sales, and raise funding from government and private sources.

(b) On October 19, 2006, all technology rights, patents applications derivative work rights to the pulmonary inhalation drug delivery system for hydrophobic drug molecules for wet and dry inhalation inhaled medications purchased by Andain Inc. on July 3, 2006 were transferred to Andain, Inc.'s subsidiary, TPDS, Ltd.

Child, Van Wagoner & Bradshaw, PLLC
A PROFESSIONAL CORPORATION OF CERTIFIED PUBLIC ACCOUNTANTS
1284 W. Flint Meadow Dr., Kaysville, UT, 84037         Ph. 801-927-1337,
                                                       Fax 801-927-1344

              REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Andain, Inc.

We have audited the balance sheets of Andain, Inc. (a development stage company) (the Company) as of December 31, 2005 and 2004, and the related statements of operations, changes in stockholders' deficit and cash flows for the year ended December 31, 2005, the period of inception (July 23, 2004) through December 31, 2004, and the period of inception (July 23, 2004) through December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Andain, Inc. as of December 31, 2005 and 2004, and the results of its operations and its cash flows for the year ended December 31, 2005, the period of inception (July 23, 2004) through December 31, 2004, and the period of inception (July 23, 2004) through December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in
Note 3 to the financial statements, the Company has suffered net losses since inception and is still considered a development stage company, as it has not yet obtained revenues from its planned principle operations. These factors raise substantial doubt about the Company's ability to meet its obligations and to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Child, Van Wagoner & Bradshaw, PLLC
Kaysville, Utah
March 31, 2006


                                ANDAIN, INC.
                        (A Development Stage Company)
                               BALANCE SHEETS

                                                        December 31,
                                                     2005        2004
                                  ASSETS

Total assets                                         $      -    $      -

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
Accounts payable                                        3,186           -
Note payable - stockholder (Note 5)                    14,192       7,270

  Total current liabilities                            17,378       7,270

  Total liabilities                                    17,378       7,270

Stockholders' deficit (Note 4):
  Preferred stock at $0.001 par value;
  authorized 10,000,000 shares;
  no shares issued and outstanding                          -           -

  Common stock at $0.001 par value;
  authorized 500,000,000 shares;
  ,010,000 shares issued and outstanding                2,010           -

Deficit accumulated during development stage          (19,388)     (7,270)

  Total stockholders' deficit                         (17,378)     (7,270)

Total liabilities and stockholders' deficit         $       -    $      -

                  See accompanying notes to the financial statements


                                      ANDAIN, INC.
                              (A Development Stage Company)
                                 STATEMENTS OF OPERATIONS


                                                            For the
                                                            Year Ended     For the Period of Inception
                                                            December 31,   (July 23, 2004) to December 31,
                                                                2005              2004           2005
Revenue                                                        $       -         $       -       $      -

Expenses:
General, administrative, organization, & related expenses         12,118             7,270         19,388

Net loss and deficit accumulated during development stage      $ (12,118)        $  (7,270)      $(19,388)

Basic and diluted loss per share                               $  (0.015)        $   (0.00)
Weighted average number of common shares outstanding             814,932                 0


                            See accompanying notes to the financial statements


                                         ANDAIN, INC.
                                (A Development Stage Company)
                      STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT
                 PERIOD OF JULY 23, 2004 (INCEPTION) TO DECEMBER 31, 2005


                                                                  Additional                    Total
                              Common Stock      Subscriptions       Paid-in    Accumulated   Stockholders'
                            Shares   Amount       Receivable       Capital       Deficit      Deficit
Inception (July 23, 2004)        -  $      -       $       -       $      -      $      -      $      -
Net loss                         -         -               -              -             -             -
Balance, September 30, 2004      -         -               -              -             -             -
Net loss                                                                             (7,270)     (7,270)

Balance, December 31, 2004       -         -               -              -          (7,270)     (7,270)

Common stock subscribed          -         -            (100)             -               -        (100)
Common stock issued
  at $0.001 for cash       100,000       100               -              -               -         100
Common stock subscriptions
received                         -         -             100              -               -         100
Common stock issued
at $0.001 for legal
services                    10,000        10               -              -               -          10
Net loss                                                                             (8,655)     (8,655)

Balance, March 31, 2005    110,000       110               -              -         (15,925)    (15,815)
Net loss                                                                               (834)       (834)

Balance, June 30, 2005     110,000       110               -              -         (16,759)    (16,649)
Common stock issued to
Reduce stockholder loan  1,900,000     1,900               -              -               -       1,900
Net loss                                                                             (2,005)     (2,005)

Balance, September 30,
2005                     2,010,000     2,010              -               -         (18,764)    (16,754)

Net loss                                                                               (624)       (624)

Balance, December 31,
2005                     2,010,000    $2,010     $        -        $      -        $(19,388)   $(17,378)


                              See accompanying notes to the financial statements

                                                 ANDAIN, INC.
                                          (A Development Stage Company)
                                            STATEMENTS OF CASH FLOWS



                                                            For the
                                                            Year Ended     For the Period of Inception
                                                            December 31,   (July 23, 2004) to December 31,
                                                                2005              2004           2005
Operating Activities:
  Net loss                                                     $  (12,118)       $   (7,270)  $  (19,388)
  Adjustments to reconcile net loss to
   net cash used in operations:
Shares issued for legal services                                       10                 -           10
Note payable issued to stockholder
for payment of operating expenses                                   8,822             7,270       16,092
Changes in operating assets and liabilities:
  Accounts payable                                                  3,186                 -        3,186
Net cash used in operating activities                                (100)                -         (100)

Investing Activities:                                                   -                 -            -

Financing Activities:
  Shares issued for cash                                              100                 -          100
Net cash provided by financing activities                             100                 -          100

Increase in cash and cash equivalents                                   -                 -            -

Cash and cash equivalents,
   beginning of period                                                  -                 -            -

Cash and cash equivalents, end of period                        $       -         $       -     $      -

Supplemental schedule of cash flow activities:
   Cash paid for:
   Interest                                                     $       -         $       -     $      -
   Income taxes                                                 $       -         $       -     $      -

Noncash investing and financing activities:
Stock issued to reduce stockholder loan                         $   1,900         $       -     $  1,900


                          See accompanying notes to the financial statements


                                           ANDAIN, INC.
                                 (A Development Stage Company)
                                  NOTES TO FINANCIAL STATEMENTS
                               FOR THE YEAR ENDED DECEMBER 31, 2005,
                THE PERIOD OF INCEPTION (JULY 23, 2004) TO DECEMBER 31, 2004,
               AND THE PERIOD OF INCEPTION (JULY 23, 2004) TO DECEMBER 31, 2005

NOTE 1 - PRESENTATION AND ORGANIZATION

The Company was incorporated under the laws of the State of Nevada on July 23, 2004 and has been inactive since inception. The Company intends to serve as a vehicle to effect an asset acquisition, merger, exchange of capital stock or other business combination with a domestic or foreign business.

The Company has not earned any revenue from operations. Accordingly, the Company's activities have been accounted for as those of a "Development Stage Enterprise" as set forth in the Financial
Accounting Standards Board ("FASB") Statement of Financial Accounting Standards ("SFAS") No. 7. Among the disclosures required by SFAS No.
7, are that the Company's financial statements be identified as those of a development stage company, and that the statements of operations and cash flows disclose activity since the date of the Company's inception.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Provision for Taxes.

At December 31, 2005, the Company had net operating loss carryforwards of $19,388 that may be offset against future federal taxable income through 2025. No tax benefit has been reported with respect to these net operating loss carryforwards in the accompanying financial statements because the Company believes that realization is not likely. Accordingly, the potential tax benefits of the net loss carryforwards are fully offset by a valuation allowance.

The income tax benefit for the year ended December 31, 2005 differs from the amount computed at the federal statutory rates of approximately 35% as follows:

Income tax benefit at statutory rate                  $    (4,241)
Valuation allowance                                         4,241

  Total                                               $         -

If substantial changes in the Company's ownership should occur, there would be an annual limitation of the amount of net operating loss carryforwards that may be utilized by the Company.

Cash Equivalents.

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. The
Company had no cash or equivalents at December 31, 2005.

Estimates

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Because of the use of estimates inherent in the financial reporting process, actual results could differ significantly from those estimates.

Basic Loss Per Common Share

Basic loss per common share has been calculated based on the weighted average number of shares outstanding during the period. There are no dilutive securities at December 31, 2005 for purposes of computing fully diluted earnings per share.

NOTE 3 - GOING CONCERN

The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not established any source of revenue to cover its operating costs. The Company will engage in very limited activities without incurring any liabilities that must be satisfied in cash until a source of funding is secured. The Company will offer non-cash consideration and seek equity lines as a means of financing its operations. If the Company is unable to obtain revenue producing contracts or financing or if the revenue or financing it does obtain is insufficient to cover any operating losses it may incur, it may substantially curtail or terminate its operations or seek other business opportunities through strategic alliances, acquisitions or other arrangements that may dilute the interests of existing stockholders.

NOTE 4 - STOCKHOLDERS' DEFICIT

Common Stock.

On December 10, 2004, the Board of Directors resolved to issue 110,000 shares of common stock at $0.001 per share to one company and one
individual.   The shares were issued on January 10, 2005 in exchange
for $100 in cash and $10 of legal services.

On August 17, 2005, the Company issued 1,900,000 shares of common stock at $0.001 per share to its majority stockholder for total value of $1,900 to reduce reimbursements payable to the majority stockholder (see Note 5).

The holders of the Company's common stock:

     - have equal ratable rights to dividends from funds legally available for payment of dividends when, and if declared by the board of directors;

     - are entitled to share ratably in all of the assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

     - do not have preemptive, subscription or conversion rights, or redemption or access to any sinking fund; and

     - are entitled to one non-cumulative vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders.

Preferred Stock.

The Company has authorized, but not issued, 10,000,000 shares of preferred stock, par value $0.001 per share. The board of directors has the authority to establish and fix the designation, powers, or preferences of preferred shares without further vote by the stockholders.

NOTE 5 - RELATED PARTY TRANSACTIONS

The Company relies on its majority stockholder for payment of its expenses during its development stage. Since inception, this stockholder had accumulated reimbursements totaling $16,092. On August 17, 2005, the Company issued common stock valued at $1,900 to this Stockholder (see Note 4), reducing the amount owed at December
31, 2005 to $14,192.    Of the expenses, $10,020 was for legal fees
incurred with the Company's attorney, who is a minority stockholder of the Company.

                     MORGENSTERN, SVOBODA & BAER, CPAs, P.C.
                           CERTIFIED PUBLIC ACCOUNTANTS
                           40 Exchange Place, Suite 1820
                               New York, N. Y. 10005
                                Tel:  (212) 925-9490
                                Fax:  (212) 226-9134
                             E-Mail:  MORGENCPA@CS.COM

          REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Impact Active Team Ltd.

We have audited the accompanying balance sheets of the Impact
Active Team Ltd. ("the Company") as of December 31, 2005 and 2004, and the related statements of operations and comprehensive loss, changes in shareholder's deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining on a test basis evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by the management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Impact Active Team Ltd. as of December 31, 2005 and 2004 and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements for the years ended
December 31, 2005 and 2004 have been prepared assuming that the Company will continue as a going concern. As discussed in Note 8 to the financial statements, the Company's recurring losses from operations and net stockholders' capital deficiency raise substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 8. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/  Morgenstern, Svoboda & Baer, CPAs, P.C.
Certified Public Accountants
October 31, 2006


                                IMPACT ACTIVE TEAM LTD.
                                    BALANCE SHEETS

                                                       December     December
                                                        31, 2005    31, 2004
                                        ASSETS

Current Assets
  Cash and cash equivalents                            $    4,563   $       14
  Prepaid Israeli taxes and tax refunds due                 4,731        4,867
  Related party receivables                                    --       38,533
Total Current Assets                                   $    9,294   $   43,414

LIABILITIES AND SHAREHOLDERS' DEFICIT

Current Liabilities
  Short-term bank credit                               $       --   $   35,535
  Accrued expenses                                          3,748           --
  Related party payables                                    7,836           --
  Other                                                    14,589       15,588
Total Current Liabilities                              $   26,173   $   51,123

Shareholders' Deficit
  Common stock: Par value (see note 5);
  authorized 40,000                                    $       21   $       21
  shares, issued and outstanding 100 shares

  Accumulated deficit                                     (16,733)      (6,816)
  Unrealized loss on currency translation                    (167)        (914)
   Total Shareholders' Deficit                            (16,879)      (7,709)

Total Liabilities and Shareholders' Deficit            $    9,294   $   43,414

                        See Accountants' Report and Accompanying Notes


                                   IMPACT ACTIVE TEAM LTD.
                                   STATEMENTS OF OPERATIONS

                                                        For The Years Ended
                                                            December 31,
                                                        2005           2004

Income from Operations                                 $  93,890     $      --

Operating Expenses                                       103,807         5,610

Net Loss from Operations                                  (9,917)       (5,610)

Foreign Currency Translation Adjustment                      747          (252)

Comprehensive Loss                                     $  (9,170)    $  (5,862)

Basic and Diluted Loss Per Share                       $  (99.17)    $  (56.10)

Number of Shares                                             100           100

                         See Accountants' Report and Accompanying Notes


                                     IMPACT ACTIVE TEAM LTD.
                       STATEMENTS OF CHANGES IN SHAREHOLDERS' DEFICIT FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004


                                                                             Accumulated
                                                                                Other           Total
                                     Common Stock          Accumulated       Comprehensive   Stockholders'
                                   Shares    Amount          Deficit             Loss          Deficit
Balance at December 31, 2003            100  $      21       $    (1,026)        $   (662)    $  (1,847)

Foreign Currency Translation                                          --             (252)         (252)

Net Loss for the Year Ended                                       (5,610)              --        (5,610)
     December 31, 2004

Balance at December 31, 2004            100         21            (6,816)            (914)       (7,709)

Foreign Currency Translation                                          --              747           747

Net Loss for the Year Ended                                       (9,917)              --        (9,917)
    December 31, 2005

Balance at December 31, 2005            100  $      21      $    (16,733)        $   (167)    $ (16,879)


                                  See Accountants' Report and Accompanying Notes


                                         IMPACT ACTIVE TEAM LTD.
                                        STATEMENTS OF CASH FLOWS

                                                        For The Years Ended
                                                            December 31,
                                                        2005           2004

Cash Flow from Operating Activities:
  Net loss                                              $  (9,917)     $(5,610)
  Adjustments required to reflect net cash flows
  from operating activities:
   Changes in operating assets and liabilities
    Decrease (increase) in related party receivables       38,533      (28,484)
    Decrease (increase) in prepaid taxes
    and other receivables                                     136       14,627
    Increase (decrease) in related party payables           7,836           --
    Increase (decrease) in accrued expenses
    and other payables                                      2,749       (3,972)
Net Cash Provided by (Used In) Operating Activities        39,337      (23,439)

Cash Flow from Investing Activities:                           --           --

Cash Flow from Financing Activities
  Short-term bank credit funds received                        --       23,691
  Short-term bank credit repaid                           (35,535)          --
Net Cash Provided by (Used In) Financing Activities       (35,535)      23,691

Translation Differences                                       747         (252)

Increase in Cash Balances                                   4,549           --

Cash Balance at Beginning of Year                              14           14

Cash Balance at End of Year                             $   4,563     $     14

Supplemental Cash Flow Information:
Interest                                                $   2,643     $  3,694
Income Taxes                                            $      --     $     --

Non-cash Investing and Financing Activities             $      --     $     --

                      See Accountants' Report and Accompanying Notes


                                  IMPACT ACTIVE TEAM LTD.
                              NOTES TO THE FINANCAIL STATEMENTS
                              AS OF DECEMBER 31, 2005 and 2004

NOTE 1 - GENERAL

Impact Active Team Ltd., an Israeli company ("Company"), was incorporated on May 2, 2002 and commenced operations shortly after. The Company is primarily engaged in consulting for companies in the bio-technical and life science industries.

The Company is located in Israel and maintains its books and records, and reports on a calendar year basis.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

The significant accounting policies followed in the preparation of the financial statements are as follows:

Foreign Currency Translation.

The Company's financial statements have been prepared in New Israeli Shekels ("NIS") that is the Company's functional currency. The NIS values were translated into United States Dollars. Assets and liabilities were translated at the representative exchange rates as published by the Bank of Israel in effect at the balance sheets dates. Common stock balances were converted at historic rates of exchange. Revenues and expenses were translated using the average representative exchange rates for the year. Gains and/or losses resulting from such translations of the balance sheets and income statements are recorded as a separate balance sheet item. Gains and losses resulting from the exchange rate fluctuations on transactions denominated in a currency other than the Israeli shekel during the year are included in earnings as occurred.

The exchange rates referred to were as follows:

May 2, 2002 - date of incorporation             4.8570 NIS
December 31, 2003                               4.3790 NIS
December 31, 2004                               4.3080 NIS
December 31, 2005                               4.6030 NIS
2004 average                                    4.4780 NIS
2005 average                                    4.4860 NIS

Cash and Cash Equivalents.

Cash equivalents consist of highly liquid investments that include short-term bank deposits with original maturities of up to three months.

Estimates and Assumptions.

The preparation of financial statements in conformity with generally accepted accounting principles recognizes that management may make estimates and assumptions that affect the amounts reported in the of financial statements and accompanying notes. Actual results could differ from those estimates.

Revenue Recognition.

Revenue is recognized when earned or when invoiced by its subcontractors. Expenses are recognized when incurred, or when billed by its subcontractors.

Earnings Per Share.

Basic earnings per ordinary share are calculated based on the weighted average number of ordinary shares outstanding for each period presented. During all periods reported in these financial statements there were no options or warrants issued or outstanding. Therefore, diluted loss does not differ from basic loss per share. Basic loss per share, based on ordinary shares with a par value of NIS 1 per share amounted to $99.17 and $56.10 for the years ended December 31, 2005 and 2004, respectively.

Income Taxes.

Deferred income taxes are provided using the asset and liability method under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes." Income taxes on foreign operations are provided based upon the statutory tax rates of the applicable foreign country. U.S. income taxes have not been provided on foreign earnings.

Generally Accepted Accounting Principles.

As applicable to these financial statements, Israeli accounting principles are substantially identical in all material respects to accounting principles accepted in the United States.

Consolidation of Variable Interest Entities.

In January 2003, the Financial Accounting Standards Board ("FASB") issued FASB Interpretation ("FIN") No. 46, "Consolidation of Variable Interest Entities, an Interpretation of Accounting Research Bulletin
(ARB) Mo. 51." FIN 46 provides guidance for determining whether an entity is a variable interest entity ("VIE") and which equity investor of that VIE, if any, should include the VIE in its consolidated financial statements. In December 2003, the FASB staff revised FIN 46 (FIN 46(R)) to clarify some of the provisions. The revision delayed the effective date for application of FIN 46(R) until periods ending after March 15, 2004, for all types of VIE's other than special purpose entities. We determined that the parties related to the Company did not qualify for consolidation by us under the provisions of FIN 46(R).


NOTE 3 - RELATED PARTIES

Pangea Investments GmbH.

The two directors of the Company each owned fifty percent of the stock of the Company from the Company's incorporation until December 31, 2005. On January 1, 2006, they signed on agreement with a Swiss corporation named Pangea Investments GmbH ("Pangea") whereby all of the Company's stock was sold to Pangea. The directors incorporated and managed the Company in concert with Pangea with the original intention of eventually making the aforementioned sale of equity. Those two individuals remain in their capacities of directors.

Enterprise Capital A.G. Israel Ltd.

During 2004, the Company performed activities for Enterprise Capital A.G. GmbH, a Swiss corporation and fully owned subsidiary of Pangea ("Swiss Enterprise") (See Note 3A). Swiss Enterprise funded the activity with a loan to the Company. In 2004, all assets, liabilities and transactions that related to those activities were transferred to Enterprise Capital A.G. Israel Ltd., a newly formed Israeli company wholly owned by Swiss Enterprise pursuant to an agreement of January 1, 2004 ("Enterprise"). At December 31, 2004 the amount receivable from Swiss Enterprise totaled $38,533.

Managing Directors.

The managing directors of the Company gave personal bank guarantees and interest-free loans to the Company during 2005 in order to help finance the Company's day to day operations. Those loans are to be repaid upon demand. At December 31, 2005 those loans payable totaled $7,836.

NOTE 4 - CONTINGENCIES

Yardeni Security Locks (2003) Ltd. ("Yardeni") is an Israeli company incorporated by the Company's general managers as part of the Company's dealing with Swiss Enterprise (See Note 3B). The Company gave an unlimited bank guarantee in favor of Yardeni. The Company manager represent that Yardeni is now in liquidation and that the Company's bank guarantee has been cancelled.

NOTE 5 - SHAREHOLDERS' EQUITY

The Company's share capital is composed of ordinary common shares of NIS 1 (approximately $0.22) par value as follows:

                                                     Number of Shares
                                          Authorized         Issued and Paid Up
                                            40,000                  100

NOTE 6 - INCOME AND CONSULTATIONS

POC.

High Tech (1992) Ltd. ("POC") is managed and partially owned by one of the Company's general managers. The Company is party to an affiliation agreement with POC signed on June 23, 2004. The principle terms of the agreement, as far as they effect these financial statements, are as follows:

The Company is to act as a subcontractor for all consulting assignments performed by one of the Company's managing directors within POC.

The parties agree to reimburse each other for all expenses incurred in the course of performing the subcontracted assignments.

The parties agree to assist each other in technical services, administrative services and funding and to pay for such services.

Mutual indemnification.

The effect of the agreement is that POC bills its clients for the Company's consulting services and the Company bills POC a similar amount. Concurrently, POC bills the Company for all expenses it incurred for the appropriate assignment.

The first year the agreement was put into effect was 2005.

NOTE 7 - RENT

The Company paid no rent for its offices. The Company's offices are maintained in the homes of the directors rent-free.

NOTE 8 - GOING CONCERN

The Company is a relatively new company. The Company's loss and working capital deficiencies are currently being funded by related party loans that are payable upon demand. In the event that such funding does not continue and is not replaced, but such loans are required to be repaid, the Company will not be able to continue operations. Management intends to raise capital sufficient for the Company to finance its ongoing operations.

NOTE 9 - INCOME TAXES

As of December 31, 2005, the Company had a net operating loss carryforward that may be carried forward to future years without limitation.

In accordance with the Income Tax Law (Adjustments due to Inflation)
- 1985, the loss carryforward is denominated in NIS and linked to the Israeli consumer price index.

                              IMPACT ACTIVE TEAM LTD.
                                   BALANCE SHEET
                                 SEPTEMBER 30, 2006
                                    (Unaudited)

                                      ASSETS

Current Assets
Cash and cash equivalents                                       $   87,746
Prepaid Israeli taxes and tax refunds due                            2,061
Other receivables                                                      388
Total Current Assets                                                90,195

Fixed assets, net                                                   29,570

Total Assets                                                    $  119,765

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
Accrued expenses                                                $    6,595
Related party payables                                             125,743
Loans                                                               28,394
Total Current Liabilities                                          160,732

Shareholders' Deficit
Common stock: Par value (see Note 5); authorized
     40,000 shares, issued and outstanding 100 shares                   21

Accumulated deficit                                                (38,180)

Unrealized loss on currency translation                             (2,808)

Total Shareholders' Deficit                                        (40,967)

Total Liabilities and Shareholders' Deficit                    $   119,765

                                    See Accompanying Notes


                                     IMPACT ACTIVE TEAM LTD.
                                     STATEMENTS OF OPERATIONS
                                           (Unaudited)



                                                                      For The Nine            For The Nine
                                                                      Months Ended            Months Ended
                                                                      September 30,           September 30,
                                                                           2006                    2005
Income from Operations                                                $   128,670             $   71,224

Operating Expenses                                                        146,187                 75,755

Net Loss from Operations                                                  (17,517)                (4,531)

Interest Expense, Net                                                      (3,930)                (2,341)

Net Loss                                                                  (21,447)                (6,872)

Foreign Currency Translation Adjustment                                    (2,641)                   730

Comprehensive Loss                                                    $   (24,088)            $   (6,142)

Basic & Diluted Loss Per Share                                        $   (214.47)            $   (68.72)

Number of Shares                                                              100                    100


                                        See Accompanying Notes


                                       IMPACT ACTIVE TEAM LTD.
                                       STATEMENTS OF CASH FLOWS
                                             (Unaudited)


                                                                      For The Nine            For The Nine
                                                                      Months Ended            Months Ended
                                                                      September 30,           September 30,
                                                                           2006                    2005
Cash Flow from Operating Activities:
Net loss                                                              $  (21,447)             $    (6,872)
  Adjustments required to reflect net cash flows
  from operating activities:
   Changes in operating assets and liabilities
        Decrease (increase) in related party receivables                      --                   38,533
        Decrease (increase) in prepaid taxes and other receivables         2,282                  (68,922)
        Increase (decrease) in related party payables                    117,907                    2,445
        Increase (decrease) in accrued expenses and other payables        16,652                   69,664
           Total changes in operating assets and liabilities             136,841                   41,720
  Expense items not involving cash flows
   Depreciation                                                              496                       --
Net Cash Provided by Operating Activities                                115,890                   34,848

Cash Flow from Investing Activities:
  Purchase of fixed assets                                              (30,066)                       --
Net Cash Used In Investing Activities:                                  (30,066)                       --

Cash Flow from Financing Activities:
  Short-term bank credit repaid                                              --                   (35,535)
Net Cash Used in Financing Activities                                        --                   (35,535)

Translation Differences                                                  (2,641)                      730

Increase in Cash Balances                                                83,183                        43

Cash Balance at Beginning of Period                                       4,563                        14

Cash Balance at End of Period                                         $  87,746               $        57

Supplemental Cash Flow Information:
  Interest                                                            $     442               $        --
  Income taxes                                                        $      --               $        --

Non-Cash Investing and Financing Activities                           $      --               $        --


                               See Accompanying Notes


                                 IMPACT ACTIVE TEAM LTD.
                  NOTES TO THE UNAUDITED INTERIM FINANCIAL STATEMENTS
                                  AS OF SEPTEMBER 30, 2006

NOTE 1 - GENERAL

Impact Active Team Ltd., an Israeli company ("Company"), was incorporated on May 2, 2002 and commenced operations shortly after. The Company is primarily engaged in consulting for companies in the bio-technical and life science industries.

The Company is located in Israel and maintains its books and records, and reports on a calendar year basis.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

The significant accounting policies followed in the preparation of the financial statements are as follows:

A.  Foreign Currency Translation.

The Company's financial statements have been prepared in New Israeli Shekels ("NIS") that is the Company's functional currency. The NIS values were translated into United States dollars. Assets and liabilities were translated at the representative exchange rates as published by the Bank of Israel in effect at the balance sheet dates. Certain account balances such as stock issued, fixed assets and their depreciation were converted at historic rates of exchange. Revenues and expenses other than depreciation were translated using the average representative exchange rates for the year. Gains and/or losses resulting from such translation of the balance sheets and income statements are recorded as a separate balance sheet item. Gains and losses resulting from exchange rate fluctuations on transactions denominated in a currency other than the Israeli shekel during the year are included in earnings as incurred.

The exchange rates referred to were as follows:

                                                          1 US $

     May 2, 2002 - date of incorporation                  4.8570 NIS
     December 31, 2003                                    4.3790 NIS
     December 31, 2004                                    4.3080 NIS
     December 31, 2005                                    4.6030 NIS
     September 30, 2006                                   4.3020 NIS
     Average for 2004                                     4.4780 NIS
     Average for 2005                                     4.4860 NIS
     Average for January -September 2006                  4.5220 NIS

B.  Cash and Cash Equivalents.

Cash equivalents consist of highly liquid investments that include short-term bank deposits with original maturities of up to three months.

C.  Fixed Assets.

Fixed assets are presented at cost less depreciation accumulated to the end of the period.

Depreciation is calculated based on the straight-line method over the estimated useful lives of the assets, at the following annual rates:

     Automobile          15%

D.  Estimates and Assumptions.

The preparation of financial statements in conformity with generally accepted accounting principles recognize that management may make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

NOTE 3 - RELATED  PARTIES

A.  Pangea Investments GmbH.

The two managing directors of the Company each owned fifty percent of the stock of the Company from the Company's incorporation until December 31, 2005. On January 1, 2006 they signed an agreement with a Swiss corporation named Pangea Investments GmbH ("Pangea") whereby all of the Company's stock was sold to Pangea. Those two individuals remain managing directors of the Company.

B.  Andain Inc. and TPDS Ltd.

On July 3, 2006, Pangea Investments GmbH transferred all its stock in the Company to Andain, Inc. ("Andain". During the period ended September 30, 2006, Andain transferred to the Company 672,170 NIS (US$151,800) for disbursement in Israel according to Andain's instructions. Part of those funds were used to incorporate TPDS Ltd., an Israeli company owned 69% by Andain, to finance initial activities of TPDS Ltd. The Company also supervised TPDS's initial operations. The Company also used part of those funds to pay certain attorneys in Israel as instructed by Andain. The remainder is to be expended in Israel as directed by Andain.

C.  Enterprise Capital A. G. Israel Ltd.

During 2004 the Company performed activities for Enterprise Capital
A. G. GmbH ("Swiss Enterprise"), a fully owned subsidiary of Pangea (See Note 3A.). Swiss Enterprise funded those activities with a loan to the Company. In 2004, all assets, liabilities and transactions that related to those activities were transferred to Enterprise Capital A. G. Israel Ltd. ("Enterprise") a newly formed Israeli company wholly owned by Swiss Enterprise pursuant to an agreement of January 1, 2004.

D.  Managing Directors.

The managing directors of the Company gave personal bank guarantees and interest-free loans to the Company during 2005 in order to help finance the Company's day to day operations. Those loans were repaid in 2006. A daughter of one of the managing directors was employed by the Company without salary and only received reimbursement for expenses.

NOTE 4 - FIXED ASSETS, NET

      Cost                                        NIS           US $

Balance at Jan 1, 2006                                --      $        --
Current period purchases                         131,000           30,066
   Balance at September 30, 2006                 131,000           30,066
Depreciation                                          --               --
Balance at January 1, 2006                            --               --
Current period depreciation                        2,153              496
Balance at Sept 30, 2006                           2,153              496
Depreciated cost at Sept 30, 2006                128,847      $    29,570

NOTE 5 - SHAREHOLDERS' EQUITY

The Company's share capital is composed of ordinary common shares of NIS 1 (approximately $0.22) par value as follows:

                                                     Number of Shares
                                          Authorized        Issued and Paid Up
                                            40,000                 100

NOTE 6 - INCOME AND CONSULTATION

POC.

High Tech (1992) Ltd. ("POC") is managed and partially owned by one of the Company's general managers. The Company is party to an affiliation agreement with POC signed on June 23, 2004. The principle terms of the agreement, as far as they effect these financial statements, are as follows:

The Company is to act as a subcontractor for all consulting assignments performed by one of the Company's managing directors within POC.

The parties agree to reimburse each other for all expenses incurred in the course of performing the subcontracted assignments.

The parties agree to assist each other in technical services, administrative services and funding and to pay for such services.

Mutual indemnification.

The effect of the agreement is that POC bills its clients for the Company's consulting services and the Company bills POC a similar amount. Concurrently, POC bills the Company for all expenses it incurred for the appropriate assignment.

The first year the agreement was put into effect was 2005.

NOTE 7 - RENT

The Company paid no rent for its offices. The Company's offices are maintained in the homes of the directors rent-free.

                               ANDAIN, INC.
                UNAUDITED PRO FORMA FINANCIAL INFORMATION

The Unaudited Pro Forma Financial Information reflects financial information, which gives effect to the purchase of all the common stock of Impact Active Team Ltd., an Israeli corporation ("Impact"), in exchange for 2,500,000 restricted shares of common stock of Andain, Inc., a Nevada corporation ("Andain"), valued at $0.001 per share, or $2,500.

The acquisition of Impact closed upon the filing of an amended Form 8-K on January 31, 2007, and is being accounted for as a transfer of net assets between entities under common control. This is due to the fact that the Company's controlling shareholder (Pangea Investments
GmbH) was the sole owner of Impact and merely transferred its interest in Impact to Andain. This type of transaction is accounted for differently than under the purchase method, in that the net assets are transferred at cost, versus fair market value, resulting in no goodwill. Such financial information has been prepared from and should be read in conjunction with the historical financial statements of Andain and Impact.

The Pro Forma Balance Sheet gives effect to the transaction as if it has occurred on September 30, 2006. The Pro Forma Statements of Operations give effect to the transaction as if it had occurred at the beginning of each period presented, thereby combining the results of operations for the years ended December 31, 2004 and 2005, and for the nine months ended September 30, 2006 for both Andain and Impact.


                                   ANDAIN, INC.
                 PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 2004
                                    (Unaudited)



                                                                                Pro-Forma
                                                           Impact Active        Combining       Pro-Forma
                                           Andain Inc.       Team Ltd.          Adjustments      Combined
Income from Operations                     $       --      $         --         $      --       $     --

Operating Expenses                              7,270             2,493                --            9,763

Net Loss from Operations                       (7,270)           (2,493)               --           (9,763)

Other Income (Expense)
  Financing expense, net                           --            (3,117)               --           (3,117)

Net Loss                                       (7,270)           (5,610)               --          (12,880)

Foreign Currency Translation Adjustment            --              (252)               --             (252)

Comprehensive Loss                         $   (7,270)     $     (5,862)        $      --       $  (13,132)

Basic and Diluted Loss Per Share (1)       $       --      $     (56.10)        $   56.10       $       --

Weighted Average Number of
Common Shares Outstanding (2)                      --               100              (100)               --


(1) To eliminate loss per share based on subsidiary shares having been eliminated in combination.

(2)  To eliminate shares of subsidiary in combination.


                                          ANDAIN, INC.
                       PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                           FOR THE YEAR ENDED DECEMBER 31, 2005
                                        (Unaudited)



                                                                                Pro-Forma
                                                           Impact Active        Combining       Pro-Forma
                                           Andain Inc.       Team Ltd.          Adjustments      Combined
Income from Operations                     $        --     $     93,890         $        --     $   93,890

Operating Expenses                              12,118          101,164                  --        113,282

Net Loss from Operations                       (12,118)          (7,274)                 --        (19,392)

Other Income (Expense)
  Financing expense, net                            --           (2,643)                 --         (2,643)

Net Loss                                       (12,118)          (9,917)                 --        (22,035)

Foreign Currency Translation Adjustment             --              747                  --            747

Comprehensive Loss                         $   (12,118)    $     (9,170)        $        --     $  (21,288)

Basic and Diluted Loss Per Share (1)       $     (0.02)    $     (99.17)        $     99.16     $    (0.03)

Weighted Average Number of
   Common Shares Outstanding (2)               814,932              100                (100)       814,932


(1) To eliminate loss per share based on subsidiary shares having been eliminated in combination.

(2)  To eliminate shares of subsidiary in combination.


                                   ANDAIN, INC.
                    PRO FORMA CONSOLIDATED BALANCE SHEET
                            SEPTEMBER 30, 2006
                               (Unaudited)



                                                                                Pro-Forma
                                                           Impact Active        Combining       Pro-Forma
                                           Andain Inc.       Team Ltd.          Adjustments      Combined
                                                      ASSETS

Current Assets:
  Cash and cash equivalents                $   157,700     $     87,746         $  (140,800)(1) $   104,646
  Prepaid Israeli taxes and tax
   refunds due                                      --            2,061                  --           2,061
  Prepaid expenses                                 500              388                  --             888
Total Current Assets                           158,200           90,195            (140,800)        107,595

Fixed Assets, Net                                   --           29,570                  --          29,570

Total Assets                               $   158,200     $    119,765         $  (140,800)    $   137,165

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current Liabilities:
  Accrued expenses                         $     3,400     $      6,595         $        --     $     9,995
  Related party payables                       122,631          125,743            (151,800)(1)(2)   96,574
  Loans                                             --           28,394                  --          28,394
Total Current Liabilities                      126,031          160,732            (151,800)        134,963

Shareholders' Deficit:
  Preferred stock, par value $0.001                 --               --                  --              --
  Common stock, par value $0.001                 9,980               21                 (21)(4)       9,980
  Additional paid-in capital                   149,730               --                  21 (5)     149,751
  Accumulated deficit                         (127,541)         (38,180)             11,000 (3)   (154,721)
  Unrealized loss on currency translation           --           (2,808)                 --         (2,808)
Total Shareholders' Deficit                     32,169          (40,967)             11,000          2,202

Total Liabilities and Shareholders'
  Deficit                                  $   158,200      $   119,765         $  (140,800)   $   137,165


(1) To eliminate $140,800 of monies transferred to subsidiary shown on parent's books as cash and on subsidiary's books as related party payable.

(2) To eliminate $11,000 of parent company expenses remitted by subsidiary.

(3) To reflect the effect on combined retained earnings of decrease in expenses referred to in (2).

(4)  To eliminate subsidiary stock in combination.

(5) To reflect increase in combined paid-in capital resulting from issuance of subsidiary stock.

                                  ANDAIN, INC.
                 PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                   FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006
                                  (Unaudited)



                                                                                Pro-Forma
                                                           Impact Active        Combining       Pro-Forma
                                           Andain Inc.       Team Ltd.          Adjustments      Combined
Income from Operations                     $        --     $   128,670          $        --     $  128,670

Operating Expenses                             108,153         146,187              (11,000)(1)    243,340

Net Loss from Operations                      (108,153)        (17,517)              11,000       (114,670)

Other Income (Expense)
  Financing expense, net                            --          (3,930)                             (3,930)

Net Loss                                      (108,153)        (21,447)              11,000       (118,600)

Foreign Currency Translation Adjustment             --          (2,641)                  --         (2,641)

Comprehensive Loss                         $  (108,153)    $   (24,088)          $   11,000     $ (121,241)

Basic and Diluted Loss Per Share           $     (0.02)    $   (214.47)          $   214.46(3)  $    (0.03)

Weighted Average Number of
   Common Shares Outstanding                 4,611,832             100                (100)(2)   4,611,832


(1) To eliminate $11,000 of parent company expenses remitted by subsidiary.

(2)  To eliminate shares of subsidiary in combination.

(3) To eliminate loss per share based on subsidiary shares having been eliminated in combination.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Information on this item is set forth in the prospectus under the heading "Disclosure of Commission Position on Indemnification for Securities Act Liabilities."

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the fees and expenses in connection with the issuance and distribution of the securities being registered, all of which are being paid by Andain*:

Securities and Exchange Commission registration fee                  $   1,041
Legal fees and expenses                                                 25,000
Accounting fees and expenses                                             5,000
Miscellaneous                                                            5,000

Total                                                                $ 36,041*

* All fees, except the Securities and Exchange Commission registration fee, are estimated.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

     Andain has made the following sales of unregistered securities of during the past three years:

     (a)  On January 10, 2005, the Company issued a total of
110,000 shares of common stock to Pangea Investments GmbH and to the Company's attorney. The shares were valued at a total of $110.00, or $0.001 per share.

     (b) On August 16, 2005, the Company issued 1,900,000 shares of the Company's common stock to Pangea Investments GmbH, valued at $1,900 ($0.001 per share). Pangea Investments by this issuance of stock is being reimbursed for providing a loan to the Company in the amount of $1,900.

     (c) On July 3, 2006, the Company entered into a Share Purchase Agreement with Pangea Investments GmbH, the controlling shareholder of the Company. Under this agreement, the Company agreed to purchase from Pangea all of the outstanding common stock of Impact Active Team Ltd, Inc., an Israeli corporation. In return for acquiring these shares, the Company paid to Pangea 2,500,000 restricted shares of the Company's common stock, which were in fact issued on July 3, 2006.

     (d) On July 3, 2006, the Company entered into a Technology Purchase Agreement with Pangea. Pangea is the owner of the intellectual properties, potential patent rights, know-how and research and development in process, and all related technical information, in connection with technology as described in a U.S.
patent application filed on June 7, 2006. This application covers a pulmonary inhalation drug delivery system for hydrophobic drug molecules for wet and dry inhalation. The Company is interested in acquiring this technology in order to further develop it into a commercial product in the filed of respiratory care of ventilator-associated pneumonia and chronic obstructive pulmonary disease patients.

     In return for acquiring the rights to use the technology covered by this patent, the Company paid to Pangea 4,500,000 restricted shares of the Company's common stock, which were in fact issued on July 3, 2006.

     (e) On July 3, 2006, the Company sold 770,000 shares of its common stock to a total of 56 investors for a total consideration of $7,700.00 ($0.01 per share). One of these investors is Ralph
Marthaler, the controlling person of Pangea Investments GmbH. Two of the other investors are Mr. Elimelech and Mr. Mar-Chaim.

     No commissions were paid in connection with any of these sales. These sales, with the exception of the 10,000 shares issued to the company's attorney, were undertaken in offshore transactions under Regulation S. The other transaction was undertaken under Rule 506 of Regulation D under the Securities Act of 1933 (it did not involve a public offering and the investor represented that he was a "sophisticated" investor as defined in Rule 502 of Regulation D.

ITEM 27.  EXHIBITS

     Exhibits included or incorporated by reference in this document are set forth in the attached Exhibit Index.

ITEM 28.  UNDERTAKINGS

The undersigned company hereby undertakes to:

a) (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

        (i) Include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

        (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the U.S. Securities and Exchange Commission under Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

        (iii) Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer under the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(f) (1) For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

       (2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                 SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, Andain certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorize, in the City of Jerusalem, State of Israel, on February 12, 2007.

                                       Andain, Inc.


                                       By: /s/  Sam Shlomo Elimelech
                                       Sam Shlomo Elimelech, President

                             Special Power of Attorney

     The undersigned constitute and appoint Sam Shlomo Elimelech their true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Form SB-2 registration statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the U.S. Securities and Exchange Commission, granting such attorney-in-fact the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact may lawfully do or cause to be done by virtue hereof.

     Under the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:


         Signature                    Title                     Date

/s/ Sam Shlomo Elimelech           President/Director        February 12, 2007
Sam Shlomo Elimelech

/s/ Gai Mar-Chaim                  Secretary/Treasurer       February 12, 2007
Gai Mar-Chaim                      (principal financial
                                   officer)/Director


                                        EXHIBIT INDEX

Number                                  Description

3.1     Articles of Incorporation, dated July 14, 2004
        (incorporated by reference to Exhibit 3.1 of the Form 10-SB filed on March 24, 2005).

3.2     Bylaws, dated August 1, 2004 (incorporated by reference to
        Exhibit 3.2 of the Form 10-SB filed on March 24, 2005).

5       Opinion of Brian F. Faulkner, A Professional Law
        Corporation (filed herewith).

10.1    Share Purchase Agreement between the Company and Pangea
        Investments GmbH, dated July 3, 2006 (not including
        Schedule 1, Disclosure Schedule) (incorporated by reference to Exhibit 10.1 of the Form 8-K filed on July 5, 2006).

10.2    Technology Purchase Agreement between the Company and
        Pangea Investments GmbH, dated July 3, 2006 (incorporated by reference to Exhibit 10.2 of the Form 8-K filed on July 5, 2006).

10.3    Consulting Agreement between the Company and Pangea
        Investments GmbH, dated July 3, 2006 (incorporated by reference to Exhibit 10.3 of the Form 8-K filed on July 5, 2006).

10.4 Business Development Services Agreement between the Company and Pangea Investments GmbH, dated July 3, 2006
        (incorporated by reference to Exhibit 10.4 of the Form 8-K filed on July 5, 2006).

10.5    Finder's Fee Agreement between the Company and Pangea
        Investments GmbH, dated July 3, 2006 (incorporated by reference to Exhibit 10.5 of the Form 8-K filed on July 5, 2006).

10.6 Employment Agreement between the Company and Sam Elimelech, dated July 3, 2006 (incorporated by reference to Exhibit
        10.6 of the Form 8-K filed on July 5, 2006).

10.7 Employment Agreement between the Company and Gai Mar-Chaim, dated July 3, 2006 (incorporated by reference to Exhibit
        10.7 of the Form 8-K filed on July 5, 2006).

10.8    Affiliation Agreement between the Impact Active Team Ltd.
        and P.O.C. High-Tech (1992) Ltd. Corporation, dated June 23, 2004 (filed herewith).

16 Letter on Change in Certifying Accountant (incorporated by reference to Exhibit 16 of the Form 8-K filed on January 5, 2006).

21 Subsidiaries of the Company (incorporated by reference to Exhibit 21 of the Form 10-QSB filed on November 20, 2006).

23.1    Consent of Child, Van Wagoner & Bradshaw, PLLC (filed herewith).

23.2    Consent of Morgenstern, Svoboda & Baer, CPAs, P.C. (filed herewith).

23.3    Consent of Brian F. Faulkner, A Professional Law
        Corporation (filed herewith).

24      Power of Attorney (see signature page).

99      Patent Abstract (filed herewith).